ISSUER FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration Statement No. 333-137902
Dated December 3, 2008

Monthly Report - December 2008

GME Indices Review
(as of 30th November 2008)

Performance Summary
Deutsche Bank CROCI Indices                                               2
Deutsche Bank Evergreen Indices                                           2
Deutsche Bank Alpha Indices                                               3
Deutsche Bank Multi-Asset Indices                                         4
Deutsche Bank Specialised Indices                                         4
Deutsche Bank Islamic Indices                                             5
Monthly Reviews
---------------
Deutsche Bank CROCI US+ Index                                             6
Deutsche Bank CROCI US Plus II Index                                      7
Deutsche Bank CROCI Euro+ Index                                           8
Deutsche Bank CROCI Euro II Index                                         9
Deutsche Bank CROCI Japan+ Index                                         10
Deutsche Bank CROCI Japan II Index                                       11
Deutsche Bank US Growth Total Return Index                               12
Deutsche Bank US Value Total Return Index                                13
Deutsche Bank Euro Growth Total Return Index                             14
Deutsche Bank Euro Value Total Return Index                              15
Deutsche Bank UK Growth Total Return Index                               16
Deutsche Bank UK Value Total Return Index                                17
Deutsche Bank Japan Growth Total Return Index                            18
Deutsche Bank Japan Value Total Return Index                             19
S&P X-Alpha Total Return USD Index                                       20
S&P X-Alpha Excess Return USD Index                                      21
Deutsche Bank X-Alpha Total Return USD Index                             22
Deutsche Bank X-Alpha Excess Return USD Index                            23
DBIQ ImpAct Dollar Equity Volatility (Bid) Index                         24
Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index                   25
Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index                  26
Deutsche Bank US ValueGrowth Select Index                                27
Deutsche Bank ValueGrowth Select Total Return Index                      28
Deutsche Bank Global Yield US Total Return Index                         29
Deutsche Bank Global Yield Euro Total Return Index                       30
Deutsche Bank Global Yield AP Total Return Index                         31
Deutsche Bank E-REV Europe Total Return Index                            32
Deutsche Bank E-REV Japan Total Return Index                             33
Deutsche Bank SectorLeader Total Return Index                            34
Deutsche Bank ChinaOpportunity USD Total Return Index                    35
Deutsche Bank Islamic US EquityBuilder Total Return Index                36
Deutsche Bank Islamic Europe EquityBuilder Total Return Index            37
Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index      38
Deutsche Bank Islamic Global Pacific EquityBuilder Total Return Index    39

1

GME Indices Performance Summary
(as of 30th November 2008)

Bloomberg: CROCI                                                                                      Annualised
                                                                                            ---------------------------------------
                                                       1 Month  3 Months  6 Months     YTD     1 year      3 years 5 years 10 years
CROCI US+ Index                                          -7.8%    -32.8%    -38.6%  -39.0%     -39.5%        -7.9%    2.5%     7.4%
S&P 500 Index (TR)                                       -7.2%    -29.6%    -35.2%  -37.7%     -38.2%        -8.7%   -1.4%    -0.9%
S&P 500/Citigroup Value Index (TR)                       -9.0%    -30.2%    -36.3%  -39.8%     -40.8%        -9.4%   -0.7%     0.3%
Excess Return vs S&P 500 Index (TR)                      -0.6%     -3.2%     -3.4%   -1.4%      -1.3%         0.7%    3.9%     8.4%
Excess Return vs S&P 500/Citigroup Value Index (TR)       1.2%     -2.6%     -2.3%    0.8%       1.4%         1.5%    3.3%     7.1%

Bloomberg: DBUSCPII                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month  3 Months  6 Months     YTD     1 year      3 years 5 years 10 years
CROCI US Plus II Index                                   -5.2%    -28.9%    -33.5%  -34.0%     -34.2%        -5.0%    4.5%     8.5%
S&P 500 Index (TR)                                       -7.2%    -29.6%    -35.2%  -37.7%     -38.2%        -8.7%   -1.4%    -0.9%
S&P 500/Citigroup Value Index (TR)                       -9.0%    -30.2%    -36.3%  -39.8%     -40.8%        -9.4%   -0.7%     0.3%
Excess Return vs S&P 500 Index (TR)                       2.0%      0.7%      1.7%    3.7%       3.9%         3.7%    5.9%     9.4%
Excess Return vs S&P 500/Citigroup Value Index (TR)       3.8%      1.3%      2.8%    5.8%       6.6%         4.5%    5.3%     8.1%

Bloomberg: CRCEU                                                                                        Annualised
                                                                                            ----------------------------------------
                                                       1 Month  3 Months  6 Months     YTD     1 year      3 years 5 years 10 years
CROCI Euro+ Index                                        -6.6%    -31.0%    -39.8%  -43.6%     -43.8%        -6.2%    3.7%     6.0%
EuroSTOXX 50 Index (TR)                                  -5.8%    -27.3%    -35.0%  -42.8%     -42.8%        -8.4%    1.1%    -0.6%
MSCI EMU Index (TR)                                      -6.4%    -30.7%    -38.7%  -45.2%     -45.3%        -9.1%    1.1%      N/A
Excess Return vs EuroSTOXX 50 Index (TR)                 -0.9%     -3.7%     -4.7%   -0.8%      -1.0%         2.2%    2.6%     6.6%
Excess Return vs MSCI EMU Index (TR)                     -0.2%     -0.3%     -1.1%    1.5%       1.5%         2.9%    2.6%      N/A

Bloomberg: DBEECRII                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month  3 Months  6 Months     YTD     1 year      3 years 5 years 10 years
CROCI Euro II Index                                      -6.0%    -31.6%    -39.2%  -42.0%     -41.8%        -4.9%    4.6%     6.5%
EuroSTOXX 50 Index (TR)                                  -5.8%    -27.3%    -35.0%  -42.8%     -42.8%        -8.4%    1.1%    -0.6%
MSCI EMU Index (TR)                                      -6.4%    -30.7%    -38.7%  -45.2%     -45.3%        -9.1%    1.1%      N/A
Excess Return vs EuroSTOXX 50 Index (TR)                 -0.2%     -4.3%     -4.2%    0.8%       1.0%         3.5%    3.5%     7.0%
Excess Return vs MSCI EMU Index (TR)                      0.4%     -0.9%     -0.5%    3.2%       3.5%         4.2%    3.5%      N/A

Bloomberg: CRCJP                                                                                        Annualised
                                                                                            ----------------------------------------
                                                       1 Month  3 Months  6 Months     YTD     1 year      3 years 5 years 10 years
CROCI Japan+ Index                                      -10.0%    -40.5%    -46.7%  -51.2%     -51.8%       -17.1%   -3.7%     0.8%
TOPIX 100 Index (TR)                                     -6.8%    -36.5%    -43.9%  -45.4%     -47.3%       -17.5%   -3.6%    -3.6%
MSCI Japan Index (TR)                                    -3.9%    -34.3%    -41.5%  -44.0%     -45.9%       -16.8%   -2.0%    -2.5%
Excess Return vs TOPIX 100 Index (TR)                    -3.3%     -3.9%     -2.8%   -5.7%      -4.4%         0.4%    0.0%     4.5%
Excess Return vs MSCI Japan Index (TR)                   -6.1%     -6.1%     -5.2%   -7.1%      -5.9%        -0.4%   -1.7%     3.3%

Bloomberg: DBAPCRII                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month  3 Months  6 Months     YTD     1 year      3 years 5 years 10 years
CROCI Japan II Index                                     -8.7%    -40.1%    -46.6%  -49.9%     -50.4%       -16.2%   -3.0%     1.2%
TOPIX 100 Index (TR)                                     -6.8%    -36.5%    -43.9%  -45.4%     -47.3%       -17.5%   -3.6%    -3.6%
MSCI Japan Index (TR)                                    -3.9%    -34.3%    -41.5%  -44.0%     -45.9%       -16.8%   -2.0%    -2.5%
Excess Return vs TOPIX 100 Index (TR)                    -1.9%     -3.5%     -2.7%   -4.5%      -3.1%         1.3%    0.6%     4.8%
Excess Return vs MSCI Japan Index (TR)                   -4.8%     -5.7%     -5.1%   -5.9%      -4.5%         0.6%   -1.0%     3.6%

Bloomberg: DBUSUSG                                                                                      Annualised
                                                                                            ----------------------------------------
                                                       1 Month  3 Months  6 Months     YTD     1 year      3 years 5 years 10 years
US Growth Index                                          -9.0%    -36.1%    -45.4%  -46.7%     -47.4%       -12.5%   -0.5%     2.2%
S&P 500/Citigroup Growth Index (TR)                      -5.6%    -29.2%    -34.2%  -35.7%     -35.6%        -8.0%   -2.1%    -2.5%
S&P 500 Index (TR)                                       -7.2%    -29.6%    -35.2%  -37.7%     -38.2%        -8.7%   -1.4%    -0.9%
Excess Return vs S&P 500/Citigroup Growth Index (TR)     -3.4%     -6.9%    -11.3%  -11.0%     -11.8%        -4.5%    1.6%     4.7%
Excess Return vs S&P 500 Index (TR)                      -1.8%     -6.4%    -10.2%   -9.0%      -9.3%        -3.8%    0.9%     3.1%

Bloomberg: DBUSUSV                                                                                      Annualised
                                                                                            ----------------------------------------
                                                       1 Month  3 Months  6 Months     YTD     1 year      3 years 5 years 10 years
US Value Index                                           -6.2%    -31.2%    -39.9%  -43.6%     -44.3%       -12.4%    0.6%     4.6%
S&P 500/Citigroup Value Index (TR)                       -9.0%    -30.2%    -36.3%  -39.8%     -40.8%        -9.4%   -0.7%     0.3%
S&P 500 Index (TR)                                       -7.2%    -29.6%    -35.2%  -37.7%     -38.2%        -8.7%   -1.4%    -0.9%
Excess Return vs S&P 500/Citigroup Value Index (TR)       2.7%     -1.0%     -3.6%   -3.8%      -3.5%        -3.0%    1.3%     4.2%
Excess Return vs S&P 500 Index (TR)                       0.9%     -1.5%     -4.7%   -6.0%      -6.1%        -3.7%    2.0%     5.5%

Bloomberg: DBEEEUGR                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month  3 Months  6 Months     YTD     1 year      3 years 5 years 10 years
Euro Growth Index                                       -10.5%    -23.7%    -32.8%  -40.0%     -42.4%        -5.6%    3.2%     2.6%
EuroSTOXX Large Cap Growth Index (TR)                    -6.6%    -27.3%    -35.9%  -43.2%     -44.0%        -8.5%   -1.3%    -2.3%
EuroSTOXX Large Euro Return Index (TR)                   -6.2%    -29.3%    -37.7%  -44.7%     -45.0%        -8.9%    0.8%      N/A
Excess Return vs EuroSTOXX Large Cap Growth Index (TR)   -3.9%      3.6%      3.1%    3.2%       1.6%         2.9%    4.5%     4.9%
Excess Return vs EuroSTOXX Large Euro Return Index (TR)  -4.3%      5.6%      5.0%    4.8%       2.6%         3.3%    2.5%      N/A

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
-----------------------------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                                               2

GME Indices Performance Summary
(as of 30th November 2008)

Bloomberg: DBEEEUVA                                                                                 Annualised
                                                                                            ----------------------------------------
                                                         1 Month  3 Months  6 Months     YTD  1 year 3 years     5 years   10 years
Euro Value Index                                           -6.4%    -33.7%    -42.4%  -48.9%  -49.7%  -11.7%        0.3%       3.0%
EuroSTOXX Large Cap Value Index (TR)                       -6.8%    -34.1%    -42.9%  -49.3%  -49.3%  -11.5%        0.0%      -3.1%
EuroSTOXX Large Euro Return Index (TR)                     -6.2%    -29.3%    -37.7%  -44.7%  -45.0%   -8.9%        0.8%        N/A
Excess Return vs EuroSTOXX Large Cap Value Index (TR)       0.5%      0.4%      0.5%    0.4%   -0.3%   -0.2%        0.3%       6.2%
Excess Return vs EuroSTOXX Large Euro Return Index (TR)    -0.1%     -4.4%     -4.7%   -4.1%   -4.6%   -2.9%       -0.4%        N/A

Bloomberg: DBEEUKGT                                                                                  Annualised
                                                                                            ----------------------------------------
                                                         1 Month  3 Months  6 Months     YTD  1 year 3 years     5 years   10 years
UK Growth Index                                             3.6%    -26.5%    -29.0%  -35.6%  -36.4%   -7.3%        4.7%       5.6%
FTSE 100 Index (TR)                                        -1.4%    -23.1%    -27.6%  -30.8%  -30.5%   -4.1%        3.3%       0.2%
MSCI UK Growth Index (TR)                                  -4.5%    -28.0%    -31.8%  -33.0%  -32.9%   -3.9%        2.4%        N/A
Excess Return vs FTSE 100 Index (TR)                        5.0%     -3.3%     -1.4%   -4.9%   -5.9%   -3.2%        1.4%       5.4%
Excess Return vs MSCI UK Growth Index (TR)                  8.1%      1.5%      2.7%   -2.7%   -3.5%   -3.4%        2.3%        N/A

Bloomberg: DBEEUKVT                                                                                  Annualised
                                                                                            ----------------------------------------
                                                         1 Month  3 Months  6 Months     YTD  1 year 3 years     5 years   10 years
UK Value Index                                             10.6%    -29.0%    -35.7%  -45.5%  -48.0%  -14.4%       -1.9%       4.7%
FTSE 100 Index (TR)                                        -1.4%    -23.1%    -27.6%  -30.8%  -30.5%   -4.1%        3.3%       0.2%
MSCI UK Value Index (TR)                                    1.5%    -18.4%    -23.5%  -29.1%  -28.6%   -5.1%        3.6%        N/A
Excess Return vs FTSE 100 Index (TR)                       12.0%     -5.9%     -8.1%  -14.8%  -17.5%  -10.3%       -5.3%       4.5%
Excess Return vs MSCI UK Value Index (TR)                   9.1%    -10.7%    -12.2%  -16.4%  -19.4%   -9.3%       -5.5%        N/A

Bloomberg: DBAPJGT                                                                                   Annualised
                                                                                            ----------------------------------------
                                                         1 Month  3 Months  6 Months     YTD  1 year 3 years     5 years   10 years
Japan Growth Index                                         -3.0%    -39.9%    -47.6%  -48.6%  -50.3%  -19.0%       -3.4%      -2.0%
TOPIX 100 Index (TR)                                       -6.8%    -36.5%    -43.9%  -45.4%  -47.3%  -17.5%       -3.6%      -3.6%
MSCI Japan Growth Index (TR)                               -5.9%    -38.2%    -46.3%  -48.7%  -50.4%  -20.2%       -5.5%        N/A
Excess Return vs TOPIX 100 Index (TR)                       3.8%     -3.4%     -3.7%   -3.2%   -2.9%   -1.5%        0.3%       1.6%
Excess Return vs MSCI Japan Growth Index (TR)               2.9%     -1.7%     -1.3%    0.1%    0.1%    1.3%        2.2%        N/A

Bloomberg: DBAPJVT                                                                                   Annualised
                                                                                            ----------------------------------------
                                                         1 Month  3 Months  6 Months     YTD  1 year 3 years     5 years   10 years
Japan Value Index                                          -5.8%    -42.9%    -51.4%  -50.5%  -52.8%  -17.4%       -0.5%       4.3%
TOPIX 100 Index (TR)                                       -6.8%    -36.5%    -43.9%  -45.4%  -47.3%  -17.5%       -3.6%      -3.6%
MSCI Japan Value Index (TR)                                -2.9%    -30.7%    -37.0%  -39.5%  -41.7%  -13.5%        1.3%        N/A
Excess Return vs TOPIX 100 Index (TR)                       1.0%     -6.3%     -7.5%   -5.0%   -5.4%    0.1%        3.2%       7.9%
Excess Return vs MSCI Japan Value Index (TR)               -2.9%    -12.2%    -14.4%  -11.0%  -11.1%   -3.9%       -1.8%        N/A

Bloomberg: SPXADT                                                                                    Annualised
                                                                                            ----------------------------------------
                                                         1 Month  3 Months  6 Months     YTD  1 year 3 years     5 years   10 years
S&P X-Alpha TR Index                                        0.0%     -3.0%     -7.3%   -6.1%   -8.1%    2.0%        7.0%       8.6%
MSCI World Index (TR)                                      -6.5%    -33.2%    -40.9%  -42.6%  -43.4%   -8.4%        0.1%      -0.5%
HFRX USD Equity Market Neutral Index (TR)                   0.7%      0.6%     -0.3%    1.0%    1.7%    3.1%        1.7%        N/A
Excess Return vs MSCI World Index (TR)                      6.5%     30.2%     33.6%   36.5%   35.3%   10.4%        6.9%       9.1%
Excess Return vs HFRX USD Equity Market Neutral Index
(TR)                                                       -0.7%     -3.7%     -7.0%   -7.0%   -9.7%   -1.0%        5.3%        N/A

Bloomberg: SPXADE                                                                                    Annualised
                                                                                            ----------------------------------------
                                                         1 Month  3 Months  6 Months     YTD  1 year 3 years     5 years   10 years
S&P X-Alpha ER Index                                        0.0%     -3.3%     -8.0%   -7.9%  -10.2%   -2.1%        3.6%       4.9%
MSCI World Index (TR)                                      -6.5%    -33.2%    -40.9%  -42.6%  -43.4%   -8.4%        0.1%      -0.5%
HFRX USD Equity Market Neutral Index (TR)                   0.7%      0.6%     -0.3%    1.0%    1.7%    3.1%        1.7%        N/A
Excess Return vs MSCI World Index (TR)                      6.5%     29.9%     32.9%   34.7%   33.2%    6.3%        3.5%       5.4%
Excess Return vs HFRX USD Equity Market Neutral Index
(TR)                                                       -0.7%     -3.9%     -7.7%   -8.8%  -11.9%   -5.1%        1.8%        N/A

Bloomberg: DBGLXAT                                                                                   Annualised
                                                                                            ----------------------------------------
                                                         1 Month  3 Months  6 Months     YTD  1 year 3 years     5 years   10 years
X-Alpha TR Index                                           -0.3%     -3.7%     -7.9%   -6.4%   -8.5%    1.8%        7.0%       8.9%
MSCI World Index (TR)                                      -6.5%    -33.2%    -40.9%  -42.6%  -43.4%   -8.4%        0.1%      -0.5%
HFRX USD Equity Market Neutral Index (TR)                   0.7%      0.6%     -0.3%    1.0%    1.7%    3.1%        1.7%        N/A
Excess Return vs MSCI World Index (TR)                      6.1%     29.5%     33.0%   36.1%   34.9%   10.2%        6.9%       9.4%
Excess Return vs HFRX USD Equity Market Neutral Index
(TR)                                                       -1.0%     -4.4%     -7.6%   -7.4%  -10.2%   -1.3%        5.3%        N/A

Bloomberg: DBGLXAE                                                                                   Annualised
                                                                                            ----------------------------------------
                                                         1 Month  3 Months  6 Months     YTD  1 year 3 years     5 years   10 years
X-Alpha ER Index                                           -0.3%     -4.0%     -8.6%   -8.2%  -10.6%   -2.3%        3.6%       5.3%
MSCI World Index (TR)                                      -6.5%    -33.2%    -40.9%  -42.6%  -43.4%   -8.4%        0.1%      -0.5%
HFRX USD Equity Market Neutral Index (TR)                   0.7%      0.6%     -0.3%    1.0%    1.7%    3.1%        1.7%        N/A
Excess Return vs MSCI World Index (TR)                      6.1%     29.2%     32.3%   34.3%   32.8%    6.1%        3.5%       5.7%
Excess Return vs HFRX USD Equity Market Neutral Index
(TR)                                                       -1.0%     -4.6%     -8.3%   -9.2%  -12.3%   -5.4%        1.8%        N/A

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
------------------------------------------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                                                      3

GME Indices Performance Summary
(as of 30th November 2008)

Bloomberg: DBVEUSDB                                                                              Annualised
                                                                                   ----------------------------------
                                                1 Month  3 Months  6 Months     YTD  1 year       3 years    5 years
ImpAct Dollar Equity Volatility Index              0.0%    -27.5%    -28.3%  -27.1%  -27.1%          -7.6%      0.5%
S&P 500 Index (TR)                                -7.2%    -29.6%    -35.2%  -37.7%  -38.2%          -8.7%     -1.4%
iBoxx USD Treasury Index (TR)                      5.5%      6.0%      8.7%   10.2%   10.3%           7.8%      5.8%
Excess Return vs S&P 500 Index (TR)                7.2%      2.2%      6.9%   10.5%   11.1%           1.1%      1.9%
Excess Return vs iBoxx USD Treasury Index (TR)    -5.4%    -33.5%    -36.9%  -37.3%  -37.4%         -15.3%     -5.3%

Bloomberg: DBLAUT5J                                                                          Annualised
                                                                                   ----------------------------------
                                                1 Month  3 Months  6 Months     YTD  1 year  3 years         5 years
Liquid Alpha USD 5 TR Index                        0.0%     -9.4%     -9.4%   -8.0%   -7.6%           3.5%      8.1%
MSCI World Index (TR)                             -6.4%    -33.1%    -40.7%  -42.2%  -43.0%          -7.9%      0.6%
iBoxx USD Treasury Index (TR)                      5.5%      6.0%      8.7%   10.2%   10.3%           7.8%      5.8%
Excess Return vs MSCI World Index (TR)             6.4%     23.7%     31.4%   34.2%   35.4%          11.4%      7.6%
Excess Return vs iBoxx USD Treasury Index (TR)    -5.4%    -15.4%    -18.0%  -18.2%  -17.9%          -4.3%      2.3%

Bloomberg: DBLAUE5J                                                                          Annualised
                                                                                   ----------------------------------
                                                1 Month  3 Months  6 Months     YTD  1 year        3 years    5 years
Liquid Alpha USD 5 ER Index                        0.0%     -9.7%    -10.1%   -9.8%   -9.8%          -0.7%      4.6%
MSCI World Index (TR)                             -6.4%    -33.1%    -40.7%  -42.2%  -43.0%          -7.9%      0.6%
iBoxx USD Treasury Index (TR)                      5.5%      6.0%      8.7%   10.2%   10.3%           7.8%      5.8%
Excess Return vs MSCI World Index (TR)             6.4%     23.4%     30.6%   32.4%   33.2%           7.2%      4.0%
Excess Return vs iBoxx USD Treasury Index (TR)    -5.5%    -15.7%    -18.8%  -20.0%  -20.1%          -8.5%     -1.2%

Bloomberg: DBUSUSVG                                                                          Annualised
                                                                                   -----------------------------------------------
                                                1 Month  3 Months  6 Months     YTD  1 year       3 years     5 years     10 years
US ValueGrowth Select Index                       -5.3%    -32.5%    -37.5%  -42.5%  -42.7%          -9.3%     -5.8%         2.8%
S&P 500 Index (TR)                                -7.5%    -30.1%    -36.0%  -39.0%  -39.6%         -10.5%     -3.3%        -2.6%
Excess Return vs S&P 500 Index (TR)                2.2%     -2.3%     -1.5%   -3.5%   -3.1%           1.2%     -2.5%         5.4%

Bloomberg: DBEEVGS                                                                           Annualised
                                                                                   -----------------------------------------------
                                                1 Month  3 Months  6 Months     YTD  1 year       3 years     5 years     10 years
ValueGrowth Select TR Index                       -5.7%    -31.0%    -38.6%  -45.9%  -46.7%          -8.3%     -0.7%         4.6%
S&P 500 Index (TR)                                -7.2%    -29.6%    -35.2%  -37.7%  -38.2%          -8.7%     -1.4%        -0.9%
Excess Return vs S&P 500 Index (TR)                1.4%     -1.4%     -3.4%   -8.2%   -8.5%           0.4%      0.7%         5.6%

Bloomberg: DBUSGYTR                                                                          Annualised
                                                                                   -----------------------------------------------
                                                1 Month  3 Months  6 Months     YTD  1 year        3 years     5 years     10 years
Global Yield US TR Index                         -10.9%    -22.1%    -25.5%  -29.9%  -34.6%          -8.1%     -0.7%         2.0%
S&P 500 Index (TR)                                -7.2%    -29.6%    -35.2%  -37.7%  -38.2%          -8.7%     -1.4%        -0.9%
DJ High Yield Select 10 (TR)                     -10.2%    -25.0%    -32.7%  -38.3%  -40.3%          -6.0%     -1.4%          N/A
Excess Return vs S&P 500 Index (TR)               -3.7%      7.6%      9.7%    7.8%    3.6%           0.6%      0.7%         3.0%
Excess Return vs DJ High Yield Select 10 (TR)     -0.6%      3.0%      7.2%    8.4%    5.7%          -2.1%      0.8%          N/A

Bloomberg: DBEEGYTR                                                                          Annualised
                                                                                   -----------------------------------------------
                                                1 Month  3 Months  6 Months     YTD  1 year      3 years       5 years     10 years
Global Yield Euro TR Index                        -9.8%    -38.5%    -46.3%  -51.8%  -52.8%         -12.9%      0.1%         3.8%
EuroSTOXX 50 Index (TR)                           -5.8%    -27.3%    -35.0%  -42.8%  -42.8%          -8.4%      1.1%        -0.6%
Excess Return vs EuroSTOXX 50 Index (TR)          -4.1%    -11.2%    -11.3%   -9.0%   -9.9%          -4.4%     -0.9%         4.3%

Bloomberg: DBAPGYTR                                                                          Annualised
                                                                                   -----------------------------------------------
                                                1 Month  3 Months  6 Months     YTD  1 year        3 years    5 years     10 years
Global Yield AP TR Index                         -10.6%    -30.0%    -36.5%  -36.2%  -37.1%          -1.1%      6.0%         7.1%
MSCI Asia Pacific Index (TR)                      -3.7%    -33.5%    -44.2%  -46.4%  -47.8%          -8.6%      2.2%          N/A
Excess Return vs MSCI Asia Pacific Index (TR)     -7.0%      3.5%      7.7%   10.2%   10.8%           7.5%      3.8%          N/A

Bloomberg: DBEEERET                                                                          Annualised
                                                                                   -----------------------------------------------
                                                1 Month  3 Months  6 Months     YTD  1 year         3 years   5 years     10 years
E-REV Europe TR Index                             -9.6%    -26.1%    -35.4%  -44.4%  -44.7%          -8.6%      0.2%         2.5%
EuroSTOXX 50 Index (TR)                           -5.8%    -27.3%    -35.0%  -42.8%  -42.8%          -8.4%      1.1%        -0.6%
Excess Return vs EuroSTOXX 50 Index (TR)          -3.8%      1.3%     -0.4%   -1.6%   -1.9%          -0.2%     -0.9%         3.1%

Bloomberg: DBAPERJT                                                                          Annualised
                                                                                   -----------------------------------------------
                                                1 Month  3 Months  6 Months     YTD  1 year        3 years    5 years     10 years
E-REV Japan TR Index                              -6.3%    -40.9%    -46.8%  -51.4%  -53.2%         -17.0%     -3.2%        -3.8%
TOPIX 100 Index (TR)                              -6.8%    -36.5%    -43.9%  -45.4%  -47.3%         -17.5%     -3.6%        -3.6%
Excess Return vs TOPIX 100 Index (TR)              0.5%     -4.4%     -2.9%   -6.0%   -5.8%           0.5%      0.4%        -0.2%

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
------------------------------------------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                                                      4

GME Indices Performance Summary
(as of 30th November 2008)

Bloomberg: DBEESLE                                                                                            Annualised
                                                                                             ---------------------------------------
                                                          1 Month  3 Months  6 Months     YTD   1 year   3 years   5 years  10 years
SectorLeader TR Index                                       -3.2%    -36.1%    -45.2%  -50.3%   -51.0%     -9.8%      0.8%     -1.6%
DJ STOXX 600 Index (TR)                                     -6.8%    -28.0%    -35.2%  -41.6%   -42.5%     -9.2%      1.1%     -0.4%
Excess Return vs DJ STOXX 600 Index (TR)                     3.6%     -8.1%    -10.0%   -8.7%    -8.4%     -0.5%     -0.3%     -1.2%

Bloomberg: DBAPCOU                                                                                       Annualised
                                                                                             ---------------------------------------
                                                          1 Month  3 Months  6 Months     YTD   1 year   3 years   5 years  10 years
ChinaOpportunity TR USD Index                               12.6%    -35.0%    -51.3%  -61.6%   -62.1%      7.2%      1.1%     18.2%
HANG SENG China Ent Index (TR) (USD)                         9.0%    -37.8%    -47.3%  -55.0%   -57.9%     12.8%     13.5%     14.4%
Excess Return vs HANG SENG China Ent Index (TR) (USD)        3.5%      2.8%     -4.0%   -6.5%    -4.1%     -5.5%    -12.4%      3.8%

Bloomberg: DBUSIU                                                                                        Annualised
                                                                                             ---------------------------------------
                                                          1 Month  3 Months  6 Months     YTD   1 year   3 years   5 years  10 years
Islamic US EquityBuilder Index                              -9.6%    -33.9%    -39.1%  -39.5%   -38.9%    -10.8%     -2.7%      5.2%
DJ Islamic Market US Index (TR)                             -5.6%    -28.6%    -33.7%  -34.2%   -33.7%     -5.9%     -0.5%     -1.3%
DJ Islamic Mkt US LCAP Index (TR)                           -4.6%    -25.8%    -30.9%  -32.2%   -31.8%     -5.2%     -0.6%       N/A
Excess Return vs DJ Islamic Market US Index (TR)            -4.0%     -5.2%     -5.3%   -5.4%    -5.2%     -4.9%     -2.1%      6.5%
Excess Return vs DJ Islamic Mkt US LCAP Index (TR)          -5.0%     -8.1%     -8.2%   -7.3%    -7.1%     -5.6%     -2.1%       N/A

Bloomberg: DBEEIE                                                                                        Annualised
                                                                                             ---------------------------------------
                                                          1 Month  3 Months  6 Months     YTD   1 year   3 years   5 years  10 years
Islamic Europe EquityBuilder Index                          -5.5%    -34.3%    -42.6%  -44.0%   -44.0%     -8.6%      1.0%      7.6%
DJ Islamic Europe Index (TR)                                -5.4%    -36.9%    -45.6%  -46.3%   -47.2%     -6.9%      0.9%       N/A
DJ Islamic Mkt EUR LCAP Index (TR)                          -4.9%    -25.0%    -31.1%  -36.5%   -36.9%     -8.6%     -0.1%       N/A
Excess Return vs DJ Islamic Europe Index (TR)               -0.1%      2.6%      3.0%    2.3%     3.2%     -1.7%      0.1%       N/A
Excess Return vs DJ Islamic Mkt EUR LCAP Index (TR)         -0.6%     -9.3%    -11.5%   -7.5%    -7.2%      0.0%      1.1%       N/A

Bloomberg: DBAPIAEP                                                                                      Annualised
                                                                                             ---------------------------------------
                                                          1 Month  3 Months  6 Months     YTD   1 year   3 years   5 years  10 years
Islamic Asia Pacific EquityBuilder Index                    -2.9%    -41.1%    -50.4%  -49.1%   -51.6%     -9.3%      3.0%     10.5%
DJ Islamic Mkt ASIA/PAC Index (TR)                          -4.6%    -35.7%    -47.4%  -47.9%   -49.2%    -11.2%     -2.2%      1.7%
DJ Islamic Mkt ASIA/PAC LCAP Index (TR)                     -5.0%    -34.9%    -46.6%  -46.9%   -48.2%    -10.2%     -1.9%       N/A
Excess Return vs DJ Islamic Mkt ASIA/PAC Index (TR)          1.7%     -5.4%     -3.0%   -1.2%    -2.3%      1.9%      5.2%      8.9%
Excess Return vs DJ Islamic Mkt ASIA/PAC LCAP Index (TR)     2.2%     -6.2%     -3.8%   -2.2%    -3.4%      0.9%      4.9%       N/A

Bloomberg: DBGLIGEP                                                                                      Annualised
                                                                                             ---------------------------------------
                                                          1 Month  3 Months  6 Months     YTD   1 year   3 years   5 years  10 years
Islamic Global EquityBuilder Index                          -7.2%    -38.0%    -45.6%  -45.0%   -45.2%     -8.7%      0.2%      7.6%
DJ Islamic Mkt World LCAP Index (TR)                        -4.7%    -30.9%    -38.1%  -38.9%   -39.0%     -6.2%      0.0%       N/A
DJ Islamic Market Index (TR)                                -5.3%    -33.2%    -40.8%  -40.8%   -40.9%     -7.1%     -0.3%     -0.8%
Excess Return vs DJ Islamic Mkt World LCAP Index (TR)       -2.5%     -7.1%     -7.6%   -6.1%    -6.2%     -2.5%      0.2%       N/A
Excess Return vs DJ Islamic Market Index (TR)               -1.9%     -4.8%     -4.8%   -4.2%    -4.3%     -1.5%      0.5%      8.3%

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.

Source: Bloomberg or Deutsche Bank AG/London                                                                                      5

Deutsche Bank CROCI US+ Index

The CROCI US+ Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing
Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

-------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan       1.1%   1.0%  -4.8%   2.3%  -1.3%  -2.0%   0.8%  -2.1%   3.3%   2.5%  -5.8%
Feb       8.6%  -2.6%  -7.8%   0.5%   0.6%  -1.4%   3.8%   6.5%  -0.3%  -0.8%   0.3%
Mar       2.9%   3.1%  1.2%   -2.0%   5.5%   0.4%   0.4%  -1.2%   1.7%   1.4%  -2.7%
Apr      -0.1%  16.1%   6.6%   6.8%  -0.9%   6.0%  -0.2%  -2.2%   0.7%   5.5%   3.9%
May      -2.5%   2.9%   4.4%   1.7%  -0.3%   9.0%  -0.6%   3.4%  -3.1%   5.4%   4.0%
Jun       0.9%   2.2%  -5.4%  -2.5%  -6.9%   3.2%   3.3%   2.6%   1.0%  -1.8%  -7.1%
Jul      -2.3%  -2.9%  -0.2%   0.0%  -6.3%   0.4%  -2.0%   5.7%   1.1%  -3.0%  -3.6%
Aug     -10.5%  -2.6%   7.6%  -0.9%  -1.2%   3.4%  -0.4%  -1.2%   0.4%  -0.1%   1.9%
Sep       5.7%  -5.1%   0.3%  -9.0% -10.2%  -1.6%   4.3%  -0.5%   2.1%   2.1% -10.6%
Oct      11.3%   0.8%   7.4%   3.1%   7.4%   5.4%   2.5%  -3.0%   4.5%   3.6% -18.5%
Nov       4.8%  -0.8%  -0.9%   7.4%   6.5%   3.0%   5.6%   3.0%   3.7%  -3.4%  -7.8%
Dec       2.4%   0.3%   7.3%   3.6%  -4.1%   6.9%   3.3%   0.8%  -1.2%  -0.6%
-------------------------------------------------------------------------------------
Year     22.6%  11.6%  26.5%  10.6% -12.0%  37.2%  22.5%  12.0%  14.5%  10.8% -39.0%
-------------------------------------------------------------------------------------

                                                                               1 Month
CROCI US+ Index                                                                  -7.8%
S&P 500 (TR) Index                                                               -7.2%
S&P 500/Citigroup Value Index (TR)                                               -9.0%
Excess Return vs S&P 500 (TR) Index                                              -0.6%
Excess Return vs S&P 500/Citigroup Value Index (TR)                               1.2%

                                                   Index        Bench1          Bench2
Growth over period                                145.1%         10.7%           14.7%
Compounded annual growth                            8.6%          0.9%            1.3%
Volatility                                         19.9%         20.5%           20.7%
Sharpe ratio (3.72%)                                0.24  -       0.14  -         0.12
Maximum drawdown                                  -41.5%        -44.7%          -44.0%
Start of max drawdown period                    Nov-2007      Sep-2000        Aug-2007
End of max drawdown period                      Nov-2008      Oct-2006        Dec-1899
Average monthly growth                              0.8%          0.2%            0.2%
Best monthly return                                16.1%          9.8%           10.4%
Worst monthly return                              -18.5%        -16.8%          -17.1%
% of months with gains                             58.0%         58.0%           58.0%
12 Month Correlation versus:
S&P 500 (TR) Index                                  0.97          1.00            0.98
S&P 500/Citigroup Value Index (TR)                  0.93          0.98            1.00

                                                        Annualised

                                   -----------------------------------------------------
 3 Months6 Months         YTD               1 year         3 years 5 years     10 years
   -32.8%           -38.6%   -39.0%         -39.5%           -7.9%    2.5%         7.4%
   -29.6%           -35.2%   -37.7%         -38.2%           -8.7%   -1.4%        -0.9%
   -30.2%           -36.3%   -39.8%         -40.8%           -9.4%   -0.7%         0.3%
    -3.2%            -3.4%    -1.4%          -1.3%            0.7%    3.9%         8.4%
    -2.6%            -2.3%     0.8%           1.4%            1.5%    3.3%         7.1%

Bloomberg ticker                                                         CROCI
Benchmark 1                                                 S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                     SPTR Index
Benchmark 2                                 S&P 500/Citigroup Value Index (TR)
Bloomberg ticker of Benchmark 2                                  SPTRSVX Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            40
Stocks weighting                                                         Equal
Rebalancing frequency                                                  Monthly
Index Currency                                                             USD

The Deutsche Bank CROCI US+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                 6

Deutsche Bank CROCI US Plus II Index

The CROCI US Plus II Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI US Plus II Index rebalances on a different day than the
CROCI US+ Index.

------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007  2008
------------------------------------------------------------------------------------
Jan       1.1%   1.0%  -4.8%   2.3%  -1.3%  -2.0%   0.8%  -2.1%   3.3%   2.5% -6.4%
Feb       8.6%  -2.6%  -7.8%   0.5%   0.6%  -1.4%   3.8%   6.5%  -0.3%  -0.8%  0.3%
Mar       2.9%   3.1%  11.2%  -2.0%   5.5%   0.4%   0.4%  -1.2%   1.7%   1.6% -2.1%
Apr      -0.1%  16.1%   6.6%   6.8%  -0.9%   6.0%  -0.2%  -2.2%   0.7%   5.5%  4.5%
May      -2.5%   2.9%   4.4%   1.7%  -0.3%   9.0%  -0.6%   3.4%  -3.1%   5.2%  3.4%
Jun       0.9%   2.2%  -5.4%  -2.5%  -6.9%   3.2%   3.3%   2.6%   1.0%  -1.7% -7.1%
Jul      -2.3%  -2.9%  -0.2%   0.0%  -6.3%   0.4%  -2.0%   5.7%   1.1%  -2.9% -3.5%
Aug     -10.5%  -2.6%   7.6%  -0.9%  -1.2%   3.4%  -0.4%  -1.2%   0.4%   0.5%  4.3%
Sep       5.7%  -5.1%   0.3%  -9.0% -10.2%  -1.6%   4.3%  -0.5%   2.1%   2.4%-10.0%
Oct      11.3%   0.8%   7.4%   3.1%   7.4%   5.4%   2.5%  -3.0%   4.5%   3.3%-16.7%
Nov       4.8%  -0.8%  -0.9%   7.4%   6.5%   3.0%   5.6%   3.0%   3.7%  -3.1% -5.2%
Dec       2.4%   0.3%   7.3%   3.6%  -4.1%   6.9%   3.3%   0.8%  -1.2%  -0.3%
------------------------------------------------------------------------------------
Year     22.6%  11.6%  26.5%  10.6% -12.0%  37.2%  22.5%  12.0%  14.5%  12.6%-34.0%
------------------------------------------------------------------------------------
                                                                                                    Annualised

                                                      1 Month    3 Months   6 Months     YTD   1 year  3 years   5 years  10 years
CROCI US Plus II Index                                  -5.2%      -28.9%     -33.5%  -34.0%   -34.2%    -5.0%      4.5%      8.5%
S&P 500 (TR) Index                                      -7.2%      -29.6%     -35.2%  -37.7%   -38.2%    -8.7%     -1.4%     -0.9%
S&P 500/Citigroup Value Index (TR)                      -9.0%      -30.2%     -36.3%  -39.8%   -40.8%    -9.4%     -0.7%      0.3%
Excess Return vs S&P 500 (TR) Index                      2.0%        0.7%       1.7%    3.7%     3.9%     3.7%      5.9%      9.4%
Excess Return vs S&P 500/Citigroup Value Index (TR)      3.8%        1.3%       2.8%    5.8%     6.6%     4.5%      5.3%      8.1%

                                                   Index        Bench1        Bench2
Growth over period                                169.8%         10.7%         14.7%
Compounded annual growth                            9.5%          0.9%          1.3%
Volatility                                         19.7%         20.5%         20.7%
Sharpe ratio (3.72%)                                0.29  -       0.14  -       0.12
Maximum drawdown                                  -36.2%        -44.7%        -44.0%
Start of max drawdown period                    Nov-2007      Sep-2000      Nov-2005
End of max drawdown period                      Nov-2008      Oct-2006      Nov-2008
Average monthly growth                              0.9%          0.2%          0.2%
Best monthly return                                16.1%          9.8%         10.4%
Worst monthly return                              -16.7%        -16.8%        -17.1%
% of months with gains                             58.8%         58.0%         58.0%
12 Month Correlation versus:
S&P 500 (TR) Index                                  0.97          1.00          0.98
S&P 500/Citigroup Value Index (TR)                  0.93          0.98          1.00

Bloomberg ticker                                                      DBUSCPII
Benchmark 1                                                 S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                     SPTR Index
Benchmark 2                                 S&P 500/Citigroup Value Index (TR)
Bloomberg ticker of Benchmark 2                                  SPTRSVX Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            40
Stocks weighting                                                         Equal
Rebalancing frequency                                                  Monthly
Index Currency                                                             USD

The Deutsche Bank CROCI US Plus II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                               7

Deutsche Bank CROCI Euro+ Index

The CROCI Euro+ Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

-------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan       5.7%   6.1% -10.8%   1.6%   0.4%  -4.8%   3.8%   4.1%   5.4%   1.7% -12.8%
Feb       7.4%   0.9%   1.9%   0.1%   2.4%  -7.9%   1.8%   4.0%   1.9%  -1.0%  -0.7%
Mar      12.2%  -0.2%   6.7%  -3.0%   5.1%  -5.8%  -1.9%  -0.4%   4.2%   4.4%  -2.5%
Apr       0.4%   9.5%   1.1%   7.1%  -1.7%  15.6%   3.5%  -4.1%   1.6%   5.1%   7.0%
May       6.1%  -2.5%   0.4%   1.7%  -0.3%   5.0%   0.5%   6.0%  -4.7%   5.9%   3.6%
Jun       3.4%   3.9%  -0.5%  -1.5%  -6.8%   3.9%   2.4%   3.0%  -0.6%   0.7% -12.6%
Jul      -0.9%  -1.2%   5.2%  -1.5% -10.3%   3.9%  -0.8%   4.4%   3.0%  -3.6%  -2.4%
Aug     -14.6%   4.2%   1.9%  -4.9%   2.2%   4.7%  -0.1%  -1.6%  -0.4%   0.3%   2.4%
Sep      -4.6%  -4.3%  -2.2% -12.6% -16.7%  -5.8%   2.0%   2.6%   1.4%   2.0% -13.7%
Oct       9.3%   1.9%   7.7%   5.7%  10.3%   5.5%   0.6%  -3.7%   1.9%   2.6% -14.4%
Nov       6.3%   4.6%  -0.7%   7.7%   7.8%   3.5%   2.8%   4.3%   1.3%  -2.6%  -6.6%
Dec       1.9%  11.4%   1.7%   2.7% -10.1%   3.5%   1.8%   4.5%   4.4%  -0.1%
-------------------------------------------------------------------------------------
Year     34.4%  38.5%  11.5%   1.2% -19.3%  20.7%  17.5%  24.8%  20.7%  16.0% -43.6%
-------------------------------------------------------------------------------------

                                                                                                        Annualised
                                                                                          --------------------------------------
                                                   1 Month   3 Months   6 Months      YTD  1 year  3 years   5 years    10 years
CROCI Euro+ Index                                    -6.6%     -31.0%     -39.8%   -43.6%  -43.8%    -6.2%      3.7%        6.0%
EuroSTOXX 50 (TR) Index                              -5.8%     -27.3%     -35.0%   -42.8%  -42.8%    -8.4%      1.1%       -0.6%
MSCI Daily TR Net EMU Index (EUR)                    -6.4%     -30.7%     -38.7%   -45.2%  -45.3%    -9.1%      1.1%         N/A
Excess Return vs EuroSTOXX 50 (TR) Index             -0.9%      -3.7%      -4.7%    -0.8%   -1.0%     2.2%      2.6%        6.6%
Excess Return vs MSCI Daily TR Net EMU Index (EUR)   -0.2%      -0.3%      -1.1%     1.5%    1.5%     2.9%      2.6%         N/A

                                                   Index        Bench1          Bench2
Growth over period                                136.8%         21.3%          -41.5%
Compounded annual growth                            8.2%          1.8%           -6.2%
Volatility                                         20.8%         24.4%           22.7%
Sharpe ratio (3.21%)                                0.24  -       0.06  -         0.41
Maximum drawdown                                  -45.2%        -59.9%          -56.5%
Start of max drawdown period                    Nov-2007      May-2000        May-1998
End of max drawdown period                      Nov-2008      Nov-2008        Jan-2006
Average monthly growth                              0.8%          0.3%           -0.3%
Best monthly return                                15.6%         14.7%           13.5%
Worst monthly return                              -16.7%        -18.6%          -17.5%
% of months with gains                             63.4%         58.0%           55.0%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index                             0.91          1.00            0.98
MSCI Daily TR Net EMU Index (EUR)                   0.92          0.98            1.00

  Bloomberg ticker                                                         CRCEU
  Benchmark 1                                            EuroSTOXX 50 (TR) Index
  Bloomberg ticker of Benchmark 1                                     SX5T Index
  Benchmark 2                                  MSCI Daily TR Net EMU Index (EUR)
  Bloomberg ticker of Benchmark 2                                  NDDUEMU Index
  Index sponsor                                                    Deutsche Bank
  Number of stocks                                                            30
  Stocks weighting                                                         Equal
  Rebalancing frequency                                                  Monthly
  Index Currency                                                             EUR

The Deutsche Bank CROCI Euro+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                 8

Deutsche Bank CROCI Euro II Index

The CROCI Euro II Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Euro II Index rebalances on a different day than the
CROCI Euro+ Index.

-------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan       5.7%   6.1% -10.8%   1.6%   0.4%  -4.8%   3.8%   4.1%   5.4%   1.7% -12.5%
Feb       7.4%   0.9%   1.9%   0.1%   2.4%  -7.9%   1.8%   4.0%   1.9%  -1.0%  -0.3%
Mar      12.2%  -0.2%   6.7%  -3.0%   5.1%  -5.8%  -1.9%  -0.4%   4.2%   4.2%  -2.6%
Apr       0.4%   9.5%   1.1%   7.1%  -1.7%  15.6%   3.5%  -4.1%   1.6%   5.6%   8.2%
May       6.1%  -2.5%   0.4%   1.7%  -0.3%   5.0%   0.5%   6.0%  -4.6%   6.1%   3.8%
Jun       3.4%   3.9%  -0.5%  -1.5%  -6.8%   3.9%   2.4%   3.0%  -0.7%   0.7% -12.1%
Jul      -0.9%  -1.2%   5.2%  -1.5% -10.3%   3.9%  -0.8%   4.4%   0.4%  -3.2%  -1.3%
Aug     -14.6%   4.2%   1.9%  -4.9%   2.2%   4.7%  -0.1%  -1.6%   2.1%   0.0%   2.5%
Sep      -4.6%  -4.3%  -2.2% -12.6% -16.7%  -5.8%   2.0%   2.6%   1.4%   2.0% -14.3%
Oct       9.3%   1.9%   7.7%   5.7%  10.3%   5.5%   0.6%  -3.7%   1.9%   2.5% -15.2%
Nov       6.3%   4.6%  -0.7%   7.7%   7.8%   3.5%   2.8%   4.3%   1.3%  -2.3%  -6.0%
Dec       1.9%  11.4%   1.7%   2.7% -10.1%   3.5%   1.8%   4.5%   4.4%   0.4%
-------------------------------------------------------------------------------------
Year     34.4%  38.5%  11.5%   1.2% -19.3%  20.7%  17.5%  24.8%  20.7%  17.6% -42.0%
-------------------------------------------------------------------------------------

                                                                                                         Annualised
                                                                                           ---------------------------------------
                                                    1 Month    3 Months   6 Months      YTD   1 year   3 years   5 years  10 years
CROCI Euro II Index                                   -6.0%      -31.6%     -39.2%   -42.0%   -41.8%     -4.9%      4.6%      6.5%
EuroSTOXX 50 (TR) Index                               -5.8%      -27.3%     -35.0%   -42.8%   -42.8%     -8.4%      1.1%     -0.6%
MSCI Daily TR Net EMU Index (EUR)                     -6.4%      -30.7%     -38.7%   -45.2%   -45.3%     -9.1%      1.1%       N/A
Excess Return vs EuroSTOXX 50 (TR) Index              -0.2%       -4.3%      -4.2%     0.8%     1.0%      3.5%      3.5%      7.0%
Excess Return vs MSCI Daily TR Net EMU Index (EUR)     0.4%       -0.9%      -0.5%     3.2%     3.5%      4.2%      3.5%       N/A

                                                   Index        Bench1        Bench2
Growth over period                                147.2%         21.3%        -41.5%
Compounded annual growth                            8.6%          1.8%         -6.2%
Volatility                                         20.8%         24.4%         22.7%
Sharpe ratio (3.21%)                                0.26  -       0.06  -       0.41
Maximum drawdown                                  -43.0%        -59.9%        -56.5%
Start of max drawdown period                    Nov-2007      May-2000      May-1998
End of max drawdown period                      Nov-2008      Nov-2008      Jan-2006
Average monthly growth                              0.9%          0.3%         -0.3%
Best monthly return                                15.6%         14.7%         13.5%
Worst monthly return                              -16.7%        -18.6%        -17.5%
% of months with gains                             64.9%         58.0%         55.0%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index                             0.95          1.00          0.98
MSCI Daily TR Net EMU Index (EUR)                   0.95          0.98          1.00

Bloomberg ticker                                                      DBEECRII
Benchmark 1                                            EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                                     SX5T Index
Benchmark 2                                  MSCI Daily TR Net EMU Index (EUR)
Bloomberg ticker of Benchmark 2                                  NDDUEMU Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            30
Stocks weighting                                                         Equal
Rebalancing frequency                                                  Monthly
Index Currency                                                             EUR

The Deutsche Bank CROCI Euro II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                 9

Deutsche Bank CROCI Japan+ Index

The CROCI Japan+ Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

--------------------------------------------------------------------------------------
           1998   1999  2000   2001    2002   2003   2004   2005   2006  2007    2008
--------------------------------------------------------------------------------------
Jan        6.8%   2.8%  4.2%   2.8%   -5.8%  -3.7%   2.3%  -1.8%   4.7%  1.5%  -11.8%
Feb       -2.6%  -0.6% -1.2%  -6.7%    5.2%  -1.9%   3.9%   3.3%  -1.2%  1.1%   -0.7%
Mar        2.4%  10.1%  7.1%   5.9%    2.2%  -2.3%   3.0%  -0.9%   4.3% -0.8%  -11.5%
Apr        1.3%   4.1%  5.0%   5.1%    4.6%  -2.2%   1.4%  -2.8%   2.4% -0.5%   12.0%
May        2.1%   1.9%  0.7%  -1.5%    1.9%   5.8%  -2.8%   2.4%  -6.0%  3.1%    5.4%
Jun        0.4%   8.8%  5.8%  -0.6%   -8.1%   5.6%   4.1%   1.6%  -0.5%  3.0%   -7.1%
Jul        4.3%   3.4% -6.0%  -5.5%   -7.1%   3.7%  -2.1%   1.8%   0.3% -4.2%   -3.6%
Aug      -10.3%  -1.9% -2.0% -11.6%   -0.4%   4.3%  -2.4%   3.6%   5.9% -2.4%    0.1%
Sep       -3.8%   0.0% -1.8%  -5.4%   -2.8%  -0.1%  -1.5%  12.0%  -0.2%  1.7%  -15.5%
Oct       -3.9%  -1.4% -2.5%   7.8%   -2.9%   0.6%  -1.2%  -1.5%   2.2% -1.7%  -21.7%
Nov       12.9%   0.1%  0.9%   5.2%    6.0%  -0.7%  -0.3%   7.9%  -0.3% -5.0%  -10.0%
Dec       -3.0%   5.3% -2.8%   3.4%   -4.6%   4.0%   5.2%   3.3%   7.0% -1.0%
--------------------------------------------------------------------------------------
Year       4.8%  37.0%  6.8%  -3.2%  -12.3%  13.2%   9.6%  31.9%  19.5% -5.6%  -51.2%
--------------------------------------------------------------------------------------

                                                                                                           Annualised
                                                                                             -------------------------------------
                                                          1 Month  3 Months  6 Months     YTD  1 year  3 years  5 years   10 years
CROCI Japan+ Index                                         -10.0%    -40.5%    -46.7%  -51.2%  -51.8%   -17.1%    -3.7%       0.8%
TOPIX W/Dividend TOPIX 100 (TR) Index                       -6.8%    -36.5%    -43.9%  -45.4%  -47.3%   -17.5%    -3.6%      -3.6%
MSCI Daily TR Net Japan USD Index                           -3.9%    -34.3%    -41.5%  -44.0%  -45.9%   -16.8%    -2.0%      -2.5%
Excess Return vs TOPIX W/Dividend TOPIX 100 (TR) Index      -3.3%     -3.9%     -2.8%   -5.7%   -4.4%     0.4%     0.0%       4.5%
Excess Return vs MSCI Daily TR Net Japan USD Index          -6.1%     -6.1%     -5.2%   -7.1%   -5.9%    -0.4%    -1.7%       3.3%

                                                   Index        Bench1          Bench2
Growth over period                                 17.4%        -34.8%          -25.6%
Compounded annual growth                            1.5%         -3.8%           -2.7%
Volatility                                         22.7%         24.2%           22.7%
Sharpe ratio (0.22%)                                0.06  -       0.17  -         0.13
Maximum drawdown                                  -57.1%        -61.0%          -52.7%
Start of max drawdown period                    Jul-2007      Jan-2000        Sep-2007
End of max drawdown period                      Nov-2008      Nov-2008        Dec-1899
Average monthly growth                              0.3%         -0.2%           -0.1%
Best monthly return                                12.9%         14.9%           13.6%
Worst monthly return                              -21.7%        -21.4%          -21.2%
% of months with gains                             51.9%         51.1%           50.4%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR) Index               0.96          1.00            0.98
MSCI Daily TR Net Japan USD Index                   0.95          0.98            1.00

Bloomberg ticker                                                         CRCJP
Benchmark 1                              TOPIX W/Dividend TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                                  TPXD100 Index
Benchmark 2                                  MSCI Daily TR Net Japan USD Index
Bloomberg ticker of Benchmark 2                                   NDDUJN Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            30
Stocks weighting                                                         Equal
Rebalancing frequency                                                  Monthly
Index Currency                                                             JPY

The Deutsche Bank CROCI Japan+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                               10

Deutsche Bank CROCI Japan II Index

The CROCI Japan II Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Japan II Index rebalances on a different day than the
CROCI Japan+ Index.

--------------------------------------------------------------------------------------
           1998   1999  2000   2001    2002   2003   2004   2005   2006  2007    2008
--------------------------------------------------------------------------------------
Jan        6.8%   2.8%  4.2%   2.8%   -5.8%  -3.7%   2.3%  -1.8%   4.7%  1.5%  -11.9%
Feb       -2.6%  -0.6% -1.2%  -6.7%    5.2%  -1.9%   3.9%   3.3%  -1.2%  0.7%   -0.2%
Mar        2.4%  10.1%  7.1%   5.9%    2.2%  -2.3%   3.0%  -0.9%   4.3% -0.7%  -10.6%
Apr        1.3%   4.1%  5.0%   5.1%    4.6%  -2.2%   1.4%  -2.8%   2.4% -0.5%   12.5%
May        2.1%   1.9%  0.7%  -1.5%    1.9%   5.8%  -2.8%   2.4%  -6.0%  3.4%    6.2%
Jun        0.4%   8.8%  5.8%  -0.6%   -8.1%   5.6%   4.1%   1.6%  -0.5%  3.1%   -7.1%
Jul        4.3%   3.4% -6.0%  -5.5%   -7.1%   3.7%  -2.1%   1.8%   0.3% -4.3%   -3.4%
Aug      -10.3%  -1.9% -2.0% -11.6%   -0.4%   4.3%  -2.4%   3.6%   5.9% -3.0%   -0.8%
Sep       -3.8%   0.0% -1.8%  -5.4%   -2.8%  -0.1%  -1.5%  12.0%  -0.2%  2.1%  -15.2%
Oct       -3.9%  -1.4% -2.5%   7.8%   -2.9%   0.6%  -1.2%  -1.5%   2.2% -1.7%  -22.5%
Nov       12.9%   0.1%  0.9%   5.2%    6.0%  -0.7%  -0.3%   7.9%  -0.3% -4.3%   -8.7%
Dec       -3.0%   5.3% -2.8%   3.4%   -4.6%   4.0%   5.2%   3.3%   7.0% -0.7%
--------------------------------------------------------------------------------------
Year       4.8%  37.0%  6.8%  -3.2%  -12.3%  13.2%   9.6%  31.9%  19.5% -4.8%  -49.9%
--------------------------------------------------------------------------------------

                                                                                                         Annualised
                                                                                            --------------------------------------
                                                        1 Month  3 Months   6 Months     YTD   1 year  3 years   5 years  10 years
CROCI Japan II Index                                      -8.7%    -40.1%     -46.6%  -49.9%   -50.4%   -16.2%     -3.0%      1.2%
TOPIX W/Dividend TOPIX 100 (TR) Index                     -6.8%    -36.5%     -43.9%  -45.4%   -47.3%   -17.5%     -3.6%     -3.6%
MSCI Daily TR Net Japan USD Index                         -3.9%    -34.3%     -41.5%  -44.0%   -45.9%   -16.8%     -2.0%     -2.5%
Excess Return vs TOPIX W/Dividend TOPIX 100 (TR) Index    -1.9%     -3.5%      -2.7%   -4.5%    -3.1%     1.3%      0.6%      4.8%
Excess Return vs MSCI Daily TR Net Japan USD Index        -4.8%     -5.7%      -5.1%   -5.9%    -4.5%     0.6%     -1.0%      3.6%

                                                   Index        Bench1        Bench2
Growth over period                                 21.4%        -34.8%        -25.6%
Compounded annual growth                            1.8%         -3.8%         -2.7%
Volatility                                         22.6%         24.2%         22.7%
Sharpe ratio (0.22%)                                0.07  -       0.17  -       0.13
Maximum drawdown                                  -55.7%        -61.0%        -52.7%
Start of max drawdown period                    Jul-2007      Jan-2000      Dec-1899
End of max drawdown period                      Nov-2008      Nov-2008      Dec-1899
Average monthly growth                              0.3%         -0.2%         -0.1%
Best monthly return                                12.9%         14.9%         13.6%
Worst monthly return                              -22.5%        -21.4%        -21.2%
% of months with gains                             51.1%         51.1%         50.4%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR) Index               0.97          1.00          0.98
MSCI Daily TR Net Japan USD Index                   0.96          0.98          1.00

Bloomberg ticker                                                      DBAPCRII
Benchmark 1                              TOPIX W/Dividend TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                                  TPXD100 Index
Benchmark 2                                  MSCI Daily TR Net Japan USD Index
Bloomberg ticker of Benchmark 2                                   NDDUJN Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            30
Stocks weighting                                                         Equal
Rebalancing frequency                                                  Monthly
Index Currency                                                             JPY

The Deutsche Bank CROCI Japan II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                               11

Deutsche Bank US Growth Total Return Index                REUTERS: .DBEIUSG

The US Growth Total Return Index intends to reflect the equal-weighted total return performance of thirty US growth stocks based on trailing 12 month earnings momentum and selected from the largest 251 stocks in the S&P 500 Index on a quarterly basis.

--------------------------------------------------------------------------------------
          1998   1999    2000  2001   2002   2003   2004   2005   2006   2007    2008
--------------------------------------------------------------------------------------
Jan       0.7%   7.8%   -7.1%  2.5%  -1.7%  -1.7%   0.1%  -2.2%   9.4%   1.2%  -10.7%
Feb       8.0%   -4.3%  10.8% -6.6%  -2.9%  -1.5%   3.4%   5.7%  -4.9%  -0.9%   -1.6%
Mar       5.6%   3.9%   11.5% -3.7%   7.0%  -0.4%   0.4%  -0.6%   2.5%   2.8%   -1.2%
Apr       1.9%   5.6%   -1.3%  9.9%  -1.3%   9.3%  -2.3%  -3.2%   1.4%   6.0%    7.8%
May      -2.5%  -3.3%   -1.7% -2.5%  -1.1%   8.1%   1.2%   3.3%  -3.4%   3.5%    4.5%
Jun       4.5%   3.2%   -1.3% -4.0%  -5.4%   0.1%   4.5%   3.2%   2.2%  -1.5%   -5.7%
Jul      -1.2%  -3.5%   -7.3% -1.5%  -9.2%   4.4%  -5.6%   5.0%  -0.4%  -2.9%   -7.8%
Aug     -17.6%  -4.1%   10.6% -5.5%  -0.6%   3.4%  -1.1%   2.1%   0.1%   0.6%   -1.9%
Sep       8.7%  -1.4%  -10.7% -8.1%  -9.2%  -1.9%   4.4%   2.8%   1.4%   3.4%  -11.9%
Oct       7.5%   9.2%   -0.3%  3.6%   0.4%   7.7%   2.0%  -2.6%   2.9%   2.8%  -20.3%
Nov       4.8%   4.0%   -9.0%  5.6%   3.7%   3.4%   6.1%   3.2%   1.7%  -2.7%   -9.0%
Dec       5.7%   9.8%    7.6%  2.6%  -3.7%   5.8%   3.5%   1.8%  -1.8%  -1.3%
--------------------------------------------------------------------------------------
Year     25.8%  28.7%   -1.8% -8.8% -22.5%  42.4%  17.3%  19.5%  11.1%  11.0%  -46.7%
--------------------------------------------------------------------------------------
                                                                                                      Annualised
                                                                                       ----------------------------------------
                                                    1 Month  3 Months  6 Months     YTD   1 year   3 years   5 years   10 years
US Growth Total Return Index                          -9.0%    -36.1%    -45.4%  -46.7%   -47.4%    -12.5%     -0.5%       2.2%
S&P 500/Citigroup Growth TR Index                     -5.6%    -29.2%    -34.2%  -35.7%   -35.6%     -8.0%     -2.1%      -2.5%
S&P 500 (TR) Index                                    -7.2%    -29.6%    -35.2%  -37.7%   -38.2%     -8.7%     -1.4%      -0.9%
Excess Return vs S&P 500/Citigroup Growth TR Index    -3.4%     -6.9%    -11.3%  -11.0%   -11.8%     -4.5%      1.6%       4.7%
Excess Return vs S&P 500 (TR) Index                   -1.8%     -6.4%    -10.2%   -9.0%    -9.3%     -3.8%      0.9%       3.1%

                                                   Index        Bench1       Bench2
Growth over period                                 47.6%          2.4%        10.7%
Compounded annual growth                            3.6%          0.2%         0.9%
Volatility                                         23.4%         21.6%        20.5%
Sharpe ratio (3.72%)                        -       0.00  -       0.16  -      0.14
Maximum drawdown                                  -48.8%        -53.4%       -44.7%
Start of max drawdown period                    Nov-2007      Apr-2000     Sep-2000
End of max drawdown period                      Nov-2008      Nov-2008     Oct-2006
Average monthly growth                              0.5%          0.1%         0.2%
Best monthly return                                11.5%          9.2%         9.8%
Worst monthly return                              -20.3%        -16.5%       -16.8%
% of months with gains                             53.4%         54.2%        58.0%
12 Month Correlation versus:
S&P 500/Citigroup Growth TR Index                   0.97          1.00         0.98
S&P 500 (TR) Index                                  0.95          0.98         1.00

Bloomberg ticker                                                      DBUSUSG
Reuters code                                                         .DBEIUSG
Benchmark 1                                 S&P 500/Citigroup Growth TR Index
Bloomberg ticker of Benchmark 1                                 SPTRSGX Index
Benchmark 2                                                S&P 500 (TR) Index
Bloomberg ticker of Benchmark 2                                    SPTR Index
Index sponsor                                                   Deutsche Bank
Number of stocks                                                           30
Stocks weighting                                                        Equal
Rebalancing frequency                                               Quarterly
Index Currency                                                            USD

The Deutsche Bank US Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                               12

Deutsche Bank US Value Total Return Index

The US Value Total Return Index intends to reflect the equal-weighted total return performance of thirty stocks with the lowest 12 month trailing price-earnings ratio selected from the 251 largest market capitalisation stocks in the S&P 500 Index on a quarterly basis.

-------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan      -4.1%   0.4%  -4.9%   6.3%  -1.7%  -2.7%   1.9%  -0.9%   6.6%   0.2%  -1.5%
Feb       9.7%  -1.1%  -8.5%  -2.5%   0.7%  -3.8%   2.9%   7.4%  -2.0%  -0.8%  -7.2%
Mar       7.0%   5.2%  16.7%  -1.7%   6.3%  -1.5%  -0.1%  -1.5%   2.4%   2.9%  -3.2%
Apr       0.0%   6.8%   0.2%   3.9%   0.2%   8.1%  -1.7%  -1.5%   3.5%   4.9%   6.6%
May      -0.3%   2.1%   7.8%   4.0%  -2.4%   8.9%  -1.1%   4.7%  -2.9%   4.9%  -0.4%
Jun       1.8%   0.3% -10.9%  -2.1%  -3.5%   1.0%   3.5%   4.3%   3.4%  -0.9% -12.9%
Jul      -5.3%  -4.6%   5.8%  -0.4%  -7.5%  -0.2%   0.0%   4.1%   1.8%  -6.8%   0.4%
Aug     -13.3%   0.0%  10.7%  -4.5%   1.5%   2.8%   0.6%   0.3%  -2.2%  -1.7%  -0.2%
Sep       1.1%  -4.0%   5.8%  -7.4% -15.0%   0.5%   3.6%   2.3%   0.6%   4.3%  -9.0%
Oct      10.1%  10.4%   4.6%   0.4%   0.0%   5.8%   0.8%  -2.9%   4.7%   1.5% -19.4%
Nov       3.4%  -5.2%  -2.1%   3.2%   4.4%   1.7%   5.1%   3.4%   3.5%  -7.0%  -6.2%
Dec       0.4%   1.6%   9.7%   3.6%  -2.5%   5.6%   3.2%  -1.0%   0.1%  -1.0%
-------------------------------------------------------------------------------------
Year      8.4%  11.2%  36.2%   2.0% -19.3%  28.3%  20.0%  19.8%  21.0%  -0.5% -43.6%
-------------------------------------------------------------------------------------

                                                                                                      Annualised
                                                                                        ---------------------------------------
                                                    1 Month  3 Months   6 Months     YTD   1 year  3 years   5 years   10 years
US Value Total Return Index                           -6.2%    -31.2%     -39.9%  -43.6%   -44.3%   -12.4%      0.6%       4.6%
S&P 500/Citigroup Value TR Index                      -9.0%    -30.2%     -36.3%  -39.8%   -40.8%    -9.4%     -0.7%       0.3%
S&P 500 (TR) Index                                    -7.2%    -29.6%     -35.2%  -37.7%   -38.2%    -8.7%     -1.4%      -0.9%
Excess Return vs S&P 500/Citigroup Value TR Index      2.7%     -1.0%      -3.6%   -3.8%    -3.5%    -3.0%      1.3%       4.2%
Excess Return vs S&P 500 (TR) Index                    0.9%     -1.5%      -4.7%   -6.0%    -6.1%    -3.7%      2.0%       5.5%

                                                   Index        Bench1       Bench2
Growth over period                                 69.1%         14.7%        10.7%
Compounded annual growth                            4.9%          1.3%         0.9%
Volatility                                         23.0%         20.7%        20.5%
Sharpe ratio (3.72%)                                0.05  -       0.12  -      0.14
Maximum drawdown                                  -50.2%        -44.0%       -44.7%
Start of max drawdown period                    Jun-2007      Jun-2007     Sep-2000
End of max drawdown period                      Nov-2008      Nov-2008     Oct-2006
Average monthly growth                              0.5%          0.2%         0.2%
Best monthly return                                16.7%         10.4%         9.8%
Worst monthly return                              -19.4%        -17.1%       -16.8%
% of months with gains                             58.0%         58.0%        58.0%
12 Month Correlation versus:
S&P 500/Citigroup Value TR Index                    0.96          1.00         0.98
S&P 500 (TR) Index                                  0.96          0.98         1.00

Bloomberg ticker                                                      DBUSUSV
Reuters code                                                         .DBEIUSV
Benchmark 1                                  S&P 500/Citigroup Value TR Index
Bloomberg ticker of Benchmark 1                                 SPTRSVX Index
Benchmark 2                                                S&P 500 (TR) Index
Bloomberg ticker of Benchmark 2                                    SPTR Index
Index sponsor                                                   Deutsche Bank
Number of stocks                                                           30
Stocks weighting                                                        Equal
Rebalancing frequency                                               Quarterly
Index Currency                                                            USD

The Deutsche Bank US Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                               13

Deutsche Bank Euro Growth Total Return Index

REUTERS: .DBEIEUGR BLOOMBERG: DBEEEUGR

total return performance of twenty growth stocks from the Eurozone based on high trailing 12 month earnings momentum and selected from the Dow Jones EURO
STOXX Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the index.

-------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan       7.3%   3.2%  -4.8%   8.2%  -1.3%  -7.1%   3.6%   2.0%   3.9%   2.6% -10.0%
Feb      11.7%  -1.1%  10.1% -10.5%  -2.8%  -2.5%   1.5%   2.6%   2.0%  -1.3%  -2.0%
Mar       9.3%   2.0%   3.9%  -2.6%   7.2%  -5.7%  -2.8%  -0.1%   5.1%   4.4%  -2.7%
Apr       3.8%   3.8%   3.4%  10.3%   1.1%  16.1%   1.4%  -4.5%   0.1%   4.5%   3.6%
May       8.2%  -5.7%   1.1%  -5.0%  -1.4%   0.3%   0.3%   4.4%  -5.2%   5.5%   0.5%
Jun       3.9%   4.9%   1.8%  -6.0%  -6.2%   3.3%   3.7%   3.1%   0.5%  -1.5% -13.6%
Jul       3.9%  -3.1%   1.2%  -3.8% -10.0%   2.6%  -3.2%   4.3%   1.3%  -2.6%   2.4%
Aug     -12.6%   2.9%   2.9%  -9.4%   2.6%   4.4%  -0.4%  -1.5%   2.2%   1.0%  -0.4%
Sep      -7.9%  -2.4%  -5.5% -18.0% -12.9%  -6.5%   2.1%   4.5%   3.2%   3.2%  -8.6%
Oct       5.5%   2.2%   2.4%   8.7%   6.5%   9.3%   4.1%  -2.8%   4.4%   2.2%  -6.8%
Nov      11.2%  10.7%  -7.7%   9.2%   2.4%   0.8%   3.0%   4.6%   0.1%  -5.2% -10.5%
Dec       4.4%  17.8%  -2.4%   3.4%  -6.8%   1.0%   3.1%   4.1%   4.6%  -3.9%
-------------------------------------------------------------------------------------
Year     56.6%  38.5%   5.0% -18.7% -21.5%  14.5%  17.5%  22.1%  24.1%   8.5% -40.0%
-------------------------------------------------------------------------------------

                                                                                                    Annualised
                                                                                     -----------------------------------------
                                                1 Month   3 Months   6 Months     YTD    1 year   3 years    5 years  10 years
Euro Growth Total Return Index                   -10.5%     -23.7%     -32.8%   -40.0%   -42.4%     -5.6%       3.2%      2.6%
DJES LC Growth Euro TR Index                      -6.6%     -27.3%     -35.9%   -43.2%   -44.0%     -8.5%      -1.3%     -2.3%
DJES Large Euro TR Index                          -6.2%     -29.3%     -37.7%   -44.7%   -45.0%     -8.9%       0.8%       N/A
Excess Return vs DJES LC Growth Euro TR Index     -3.9%       3.6%       3.1%     3.2%     1.6%      2.9%       4.5%      4.9%
Excess Return vs DJES Large Euro TR Index         -4.3%       5.6%       5.0%     4.8%     2.6%      3.3%       2.5%       N/A

                                                   Index        Bench1          Bench2
Growth over period                                 93.3%          4.9%          -23.9%
Compounded annual growth                            6.2%          0.4%           -3.0%
Volatility                                         22.3%         24.1%           23.4%
Sharpe ratio (3.21%)                                0.13  -       0.12  -         0.26
Maximum drawdown                                  -52.5%        -64.5%          -59.4%
Start of max drawdown period                    Sep-2000      Mar-2000        Aug-1998
End of max drawdown period                      Mar-2006      Nov-2008        May-2007
Average monthly growth                              0.7%          0.2%           -0.1%
Best monthly return                                17.8%         17.3%           14.6%
Worst monthly return                              -18.0%        -16.7%          -18.4%
% of months with gains                             62.6%         53.4%           52.3%
12 Month Correlation versus:
DJES LC Growth Euro TR Index                        0.96          1.00            0.93
DJES Large Euro TR Index                            0.86          0.93            1.00

Bloomberg ticker                                                      DBEEEUGR
Reuters code                                                         .DBEIEUGR
Benchmark 1                                       DJES LC Growth Euro TR Index
Bloomberg ticker of Benchmark 1                                     SLGT Index
Benchmark 2                                           DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2                                     LCXT Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            20
Stocks weighting                                                         Equal
Rebalancing frequency                                                Quarterly
Index Currency                                                             EUR

The Deutsche Bank Euro Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                               14

Deutsche Bank Euro Value Total Return Index

The Euro Value Total Return Index intends to reflect the equal-weighted total return performance of twenty shares from the Eurozone based on high trailing 12 month dividend yield and selected from the Dow Jones EURO STOXX Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the Index.

-------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan       7.6%   3.8% -12.0%   5.1%   0.7%  -5.7%   1.8%   2.3%   2.7%   2.1%  -9.2%
Feb       8.4%   2.4%   4.5%  -4.5%   0.0% -10.8%   2.3%   2.6%   4.4%  -1.8%  -3.9%
Mar       9.2%   0.1%   7.1%  -3.3%   6.9%  -6.2%  -2.5%  -0.5%   3.7%   2.5%  -3.0%
Apr       2.6%   7.2%   1.6%   5.3%  -1.1%  21.1%   3.6%  -3.9%  -0.6%   5.9%   7.6%
May       6.6%  -2.4%   1.1%  -2.3%  -2.9%   5.3%  -0.6%   3.6%  -4.5%   2.9%  -2.5%
Jun       2.5%   3.2%   3.4%  -3.4%  -6.7%   7.5%   3.0%   3.9%   0.5%  -2.3% -15.6%
Jul       1.5%  -3.6%   3.5%  -2.7% -15.0%   5.8%  -1.7%   3.9%   1.4%  -3.2%  -0.6%
Aug     -12.8%   4.2%   2.7%  -4.6%   3.5%   3.0%  -0.5%  -0.1%   4.1%   0.1%   3.7%
Sep      -3.3%  -4.2%  -1.2% -11.9% -21.2%  -4.5%   1.9%   4.6%   1.7%   1.0% -10.6%
Oct       6.9%   4.1%   6.7%   5.3%  11.4%   4.2%   3.0%  -2.6%   4.7%   2.2% -20.8%
Nov       6.8%   4.6%  -2.8%   6.0%  12.1%   2.0%   3.6%   3.8%  -0.1%  -2.4%  -6.4%
Dec       5.3%  13.2%  -0.3%   2.5% -10.0%   4.7%   3.7%   3.1%   4.0%  -1.4%
-------------------------------------------------------------------------------------
Year     46.9%  36.5%  13.5%  -9.6% -24.9%  25.2%  18.9%  22.3%  23.8%   5.4% -48.9%
-------------------------------------------------------------------------------------

                                                                                                         Annualised
                                                                                        ----------------------------------------
                                                 1 Month   3 Months   6 Months       YTD   1 year   3 years   5 years   10 years
Euro Value Total Return Index                      -6.4%     -33.7%     -42.4%    -48.9%   -49.7%    -11.7%      0.3%       3.0%
DJES LC Value Euro TR Index                        -6.8%     -34.1%     -42.9%    -49.3%   -49.3%    -11.5%      0.0%      -3.1%
DJES Large Euro TR Index                           -6.2%     -29.3%     -37.7%    -44.7%   -45.0%     -8.9%      0.8%        N/A
Excess Return vs DJES LC Value Euro TR Index        0.5%       0.4%       0.5%      0.4%    -0.3%     -0.2%      0.3%       6.2%
Excess Return vs DJES Large Euro TR Index          -0.1%      -4.4%      -4.7%     -4.1%    -4.6%     -2.9%     -0.4%        N/A

                                                   Index        Bench1        Bench2
Growth over period                                 87.7%        -20.5%        -23.9%
Compounded annual growth                            5.9%         -2.1%         -3.0%
Volatility                                         22.3%         23.5%         23.4%
Sharpe ratio (3.21%)                                0.12  -       0.23  -       0.26
Maximum drawdown                                  -51.9%        -55.4%        -59.4%
Start of max drawdown period                    Jun-2007      Jan-2000      Aug-1998
End of max drawdown period                      Nov-2008      Sep-2006      May-2007
Average monthly growth                              0.7%          0.0%         -0.1%
Best monthly return                                21.1%         13.6%         14.6%
Worst monthly return                              -21.2%        -20.7%        -18.4%
% of months with gains                             60.3%         56.5%         52.3%
12 Month Correlation versus:
DJES LC Value Euro TR Index                         0.96          1.00          0.98
DJES Large Euro TR Index                            0.94          0.98          1.00

Bloomberg ticker                                                     DBEEEUVA
Reuters code                                                        .DBEIEUVA
Benchmark 1                                       DJES LC Value Euro TR Index
Bloomberg ticker of Benchmark 1                                    SLVE Index
Benchmark 2                                          DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2                                    LCXT Index
Index sponsor                                                   Deutsche Bank
Number of stocks                                                           20
Stocks weighting                                                        Equal
Rebalancing frequency                                               Quarterly
Index Currency                                                            EUR

The Deutsche Bank Euro Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                15

Deutsche Bank UK Growth Total Return Index

The UK Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty UK growth stocks based on trailing 12 month earnings momentum and selected from the FTSE 100 Index on a quarterly basis.

-------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan       6.3%   5.5%  -4.5%   3.7%  -0.9%  -9.7%   1.0%   1.7%   5.1%  -3.1%  -4.6%
Feb       6.3%   4.2%   3.8%  -1.9%   4.0%   2.3%   4.8%   4.4%   3.5%   0.4%  -4.9%
Mar       7.1%   1.7%   5.6%  -6.5%   5.0%  -2.4%   0.5%  -2.7%   5.1%   6.2%  -3.5%
Apr       0.7%   4.6%  -3.5%   7.7%  -3.1%  10.8%   0.0%  -5.0%  -0.3%   0.5%   3.1%
May       1.6%  -4.8%   3.4%  -0.7%  -0.8%   6.2%  -0.1%   5.5%  -3.5%   4.1%   0.5%
Jun      -5.0%   2.3%   3.1%  -1.2%  -6.9%  -1.7%   3.3%   4.3%   1.8%  -2.8%  -6.1%
Jul      -1.7%  -1.9%   2.2%  -2.6%  -7.6%   3.7%  -2.8%   5.3%   1.9%  -4.4%  -4.2%
Aug     -12.7%  -0.2%   5.3%  -0.6%   0.0%   0.9%   0.2%   3.2%   1.6%   0.0%   7.3%
Sep      -4.0%  -3.3%  -6.5% -10.3%  -8.1%  -1.9%   5.6%   4.3%   1.1%   0.1% -16.2%
Oct       8.3%   0.5%   2.8%   5.3%   6.0%   8.0%   0.7%  -4.4%   2.8%   3.2% -15.3%
Nov       3.7%  10.5%  -3.6%   6.1%  -2.3%  -1.9%   5.5%   6.6%   0.4% -10.7%   3.6%
Dec       4.0%   8.9%   3.3%   0.8%  -4.1%   2.2%   3.4%   4.8%   6.6%  -1.1%
-------------------------------------------------------------------------------------
Year     13.3%  30.3%  10.9%  -1.8% -18.1%  15.8%  24.0%  30.6%  29.1%  -8.4% -35.6%
-------------------------------------------------------------------------------------

                                                                                             Annualised
                                                                                ---------------------------------------
                                           1 Month  3 Months   6 Months      YTD   1 year  3 years   5 years   10 years
UK Growth Total Return Index                  3.6%    -26.5%     -29.0%   -35.6%   -36.4%    -7.3%      4.7%       5.6%
FTSE 100 TR Index                            -1.4%    -23.1%     -27.6%   -30.8%   -30.5%    -4.1%      3.3%       0.2%
MSCI UK Value Index (TR)                     -4.5%    -28.0%     -31.8%   -33.0%   -32.9%    -3.9%      2.4%        N/A
Excess Return vs FTSE 100 TR Index            5.0%     -3.3%      -1.4%    -4.9%    -5.9%    -3.2%      1.4%       5.4%
Excess Return vs MSCI UK Value Index (TR)     8.1%      1.5%       2.7%    -2.7%    -3.5%    -3.4%      2.3%        N/A

                                                   Index        Bench1       Bench2
Growth over period                                 87.9%         17.1%       -13.7%
Compounded annual growth                            5.9%          1.5%        -1.5%
Volatility                                         20.7%         20.4%        21.0%
Sharpe ratio (5.17%)                                0.04  -       0.18  -      0.32
Maximum drawdown                                  -47.3%        -44.4%       -44.2%
Start of max drawdown period                    Jun-2007      Jan-2000     Sep-2000
End of max drawdown period                      Nov-2008      Feb-2006     Mar-2007
Average monthly growth                              0.6%          0.2%         0.0%
Best monthly return                                10.8%          9.0%         9.8%
Worst monthly return                              -16.2%        -12.9%       -14.4%
% of months with gains                             60.3%         58.8%        58.0%
12 Month Correlation versus:
FTSE 100 TR Index                                   0.94          1.00         0.97
MSCI UK Value Index (TR)                            0.95          0.97         1.00

Bloomberg ticker                                                     DBEEUKGT
Reuters code                                                          .DBUKGT
Benchmark 1                                                 FTSE 100 TR Index
Bloomberg ticker of Benchmark 1                                   TUKXG Index
Benchmark 2                                          MSCI UK Value Index (TR)
Bloomberg ticker of Benchmark 2                                  NLDGUK Index
Index sponsor                                                   Deutsche Bank
Number of stocks                                                           20
Stocks weighting                                                        Equal
Rebalancing frequency                                               Quarterly
Index Currency                                                            GBP

The Deutsche Bank UK Growth Total Return was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception Index date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                16

Deutsche Bank UK Value Total Return Index

                                                               REUTERS: .DBUKVT
                                                            BLOOMBERG: DBEEUKVT

Index Description

The UK Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with a low 12 month trailing price earnings ratio selected from the FTSE 100 Index on a quarterly basis.

12 Months Volatility

[GRAPHIC OMITTED]

Absolute Return

[GRAPHIC OMITTED]

Cumulative Excess Index vs FTSE 100 TR Index

Relative to FTSE 100 TR Index rebased to 1000

[GRAPHIC OMITTED]

Annual Returns

[GRAPHIC OMITTED]

Monthly Performance

-------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan       4.9%  -2.1%  -6.2%  -0.3%   3.5%  -7.0%  -1.2%   2.5%   5.0%  -3.8%  -1.4%
Feb       8.9%   5.2%   0.6%  -0.4%   1.4%   4.9%   2.9%   0.9%   3.3%   0.0%  -9.3%
Mar       7.2%   0.3%   9.1%  -3.6%   7.5%  -3.0%  -0.2%  -0.4%   4.0%   5.0%  -0.3%
Apr       1.3%   9.8%   0.7%   4.0%   3.0%  12.4%   2.1%  -5.1%  -0.7%   0.3%  -1.3%
May      -1.7%  -3.1%   7.8%   2.8%   3.6%   5.4%   1.2%   5.5%  -3.3%   2.8%  -3.8%
Jun      -2.3%   1.6%   2.1%   0.4%  -7.5%   0.3%   2.9%   4.1%   2.9%  -1.0% -13.2%
Jul       0.4%  -4.4%   1.1%  -4.2%  -6.1%   3.4%  -2.3%   4.2%   1.4%  -3.3%  -1.0%
Aug     -12.2%   0.5%   6.7%   0.0%   1.3%   3.7%   1.9%   1.6%   1.0%  -0.6%   5.5%
Sep       1.4%  -1.8%  -2.5%  -9.8%  -8.8%  -1.6%   0.4%   2.6%   1.2%  -5.6% -21.8%
Oct       8.7%  -2.6%   1.5%   2.7%   6.2%   4.0%   2.2%  -2.4%   3.1%   1.6% -18.0%
Nov       5.0%   2.0%   6.1%   5.3%  -0.1%   1.0%   1.0%   4.5%   0.5%  -5.1%  10.6%
Dec       2.2%   1.9%   3.0%   2.4%  -4.6%   3.1%   6.2%   6.4%   4.8%  -4.4%
-------------------------------------------------------------------------------------
Year     24.3%   6.8%  33.1%  -1.6%  -2.2%  28.4%  18.1%  26.5%  25.6% -13.8% -45.5%
-------------------------------------------------------------------------------------

Historical Performance Through November 2008
                                                                                                         Annualised
                                                                                        --------------------------------------------
                                             1 Month     3 Months    6 Months       YTD      1 year    3 years   5 years   10 years
UK Value Total Return Index                    10.6%       -29.0%      -35.7%    -45.5%      -48.0%     -14.4%     -1.9%       4.7%
FTSE 100 TR Index                              -1.4%       -23.1%      -27.6%    -30.8%      -30.5%      -4.1%      3.3%       0.2%
MSCI UK Growth Index (TR)                       1.5%       -18.4%      -23.5%    -29.1%      -28.6%      -5.1%      3.6%        N/A
Excess Return vs FTSE 100 TR Index             12.0%        -5.9%       -8.1%    -14.8%      -17.5%     -10.3%     -5.3%       4.5%
Excess Return vs MSCI UK Growth Index (TR)      9.1%       -10.7%      -12.2%    -16.4%      -19.4%      -9.3%     -5.5%        N/A

Performance Analysis January 1998 - November 2008
                                                   Index        Bench1        Bench2
Growth over period                                 92.2%         17.1%         13.4%
Compounded annual growth                            6.2%          1.5%          1.3%
Volatility                                         21.8%         20.4%         21.0%
Sharpe ratio (5.17%)                                0.05  -       0.18  -       0.19
Maximum drawdown                                  -59.2%        -44.4%        -40.2%
Start of max drawdown period                    Jun-2007      Jan-2000      May-1999
End of max drawdown period                      Nov-2008      Feb-2006      Feb-2005
Average monthly growth                              0.6%          0.2%          0.2%
Best monthly return                                12.4%          9.0%          9.9%
Worst monthly return                              -21.8%        -12.9%        -15.6%
% of months with gains                             63.4%         58.8%         58.8%
12 Month Correlation versus:
FTSE 100 TR Index                                   0.89          1.00          0.98
MSCI UK Growth Index (TR)                           0.91          0.98          1.00

Index Facts
Bloomberg ticker                                                     DBEEUKVT
Reuters code                                                          .DBUKVT
Benchmark 1                                                 FTSE 100 TR Index
Bloomberg ticker of Benchmark 1                                   TUKXG Index
Benchmark 2                                         MSCI UK Growth Index (TR)
Bloomberg ticker of Benchmark 2                                  NDLVUK Index
Index sponsor                                                   Deutsche Bank
Number of stocks                                                           20
Stocks weighting                                                        Equal
Rebalancing frequency                                               Quarterly
Index Currency                                                            GBP

The Deutsche Bank UK Value Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  17

Deutsche Bank Japan Growth Total Return Index

                                                                REUTERS: .DBJGT
                                                             BLOOMBERG: DBAPJGT

Index Description

The Japan Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty JPY growth stocks based on trailing 12 month earnings momentum and selected from the Topix 100 Index on a quarterly basis.

Absolute Return

[GRAPHIC OMITTED]

12 Months Volatlity

[GRAPHIC OMITTED]

Cumulative Excess Index vs TOPIX W/Dividend TOPIX 100 (TR)

Relative to TOPIX W/Dividend TOPIX 100 (TR) rebased to 1000

[GRAPHIC OMITTED]

Annual Returns

[GRAPHIC OMITTED]

Monthly Performance

-----------------------------------------------------------------------------------------
          1998    1999  2000   2001   2002   2003   2004    2005   2006   2007     2008
-----------------------------------------------------------------------------------------
Jan       4.0%   -1.7%  1.3%   2.4%  -9.1%  -3.5%   3.6%   -1.6%   5.3%   2.8%   -10.1%
Feb      -3.4%    0.5%  4.6%  -8.4%   2.5%  -0.6%   4.3%    4.6%   0.8%   0.0%     2.1%
Mar       2.3%   13.7%  4.0%   1.2%   2.5%  -4.5%   5.0%   -1.5%   4.5%  -0.2%   -10.3%
Apr      -0.7%    5.2%  2.5%   8.8%   2.3%  -0.9%   1.5%   -4.8%  -1.8%  -0.3%    14.9%
May      -0.2%    0.6% -2.1%  -4.3%   2.1%   4.3%  -2.2%    2.0%  -7.1%   4.1%     3.8%
Jun       2.4%   10.4%  2.7%  -5.1%  -7.7%   5.1%   1.5%    1.7%  -0.7%   2.7%    -6.2%
Jul       5.1%    2.2% -6.9%  -8.1%  -6.2%   4.9%  -4.0%    3.1%   0.4%  -3.5%    -2.5%
Aug      -9.3%   -1.9%  0.8%  -8.6%   0.9%   5.0%  -0.4%    5.1%   3.9%  -5.3%    -4.7%
Sep      -4.0%    4.3% -1.0%  -8.7%   0.0%   2.6%  -1.3%   14.9%  -2.9%   2.4%   -18.8%
Oct      -5.0%    3.8% -1.8%   4.2%  -3.5%   3.4%  -1.4%    2.5%   1.6%  -0.6%   -23.7%
Nov       8.5%    0.3% -0.6%   1.1%   4.9%  -5.1%   4.3%    4.8%  -1.5%  -8.5%    -3.0%
Dec      -3.2%   -0.1% -3.8%  -1.6%  -2.8%   2.8%   3.6%    7.3%   5.1%  -3.0%
-----------------------------------------------------------------------------------------
Year     -4.8%   42.8% -1.0% -25.4% -14.3%  13.5%  15.1%   43.7%   7.0%  -9.8%   -48.6%
-----------------------------------------------------------------------------------------

Historical Performance Through November 2008

                                                                                                          Annualised
                                                                                           -----------------------------------------
                                                   1 Month   3 Months   6 Months       YTD    1 year    3 years   5 years   10 years
Japan Growth Total Return Index                      -3.0%     -39.9%     -47.6%    -48.6%    -50.3%     -19.0%     -3.4%      -2.0%
TOPIX W/Dividend TOPIX 100 (TR)                      -6.8%     -36.5%     -43.9%    -45.4%    -47.3%     -17.5%     -3.6%      -3.6%
MSCI Japan Growth (TR)                               -5.9%     -38.2%     -46.3%    -48.7%    -50.4%     -20.2%     -5.5%        N/A
Excess Return vs TOPIX W/Dividend TOPIX 100 (TR)      3.8%      -3.4%      -3.7%     -3.2%     -2.9%      -1.5%      0.3%       1.6%
Excess Return vs MSCI Japan Growth (TR)               2.9%      -1.7%      -1.3%      0.1%      0.1%       1.3%      2.2%        N/A

Performance Analysis  January 1998 - November 2008

                                           Index        Bench1       Bench2
Growth over period                        -19.9%        -34.8%       -43.6%
Compounded annual growth                   -2.0%         -3.8%        -5.6%
Volatility                                 23.3%         24.2%        24.8%
Sharpe ratio (0.22%)                -       0.10  -       0.17  -      0.24
Maximum drawdown                          -57.6%        -61.0%       -65.5%
Start of max drawdown period            Jul-2007      Jan-2000     Mar-2000
End of max drawdown period              Nov-2008      Nov-2008     Nov-2008
Average monthly growth                      0.0%         -0.2%        -0.3%
Best monthly return                        14.9%         14.9%        13.4%
Worst monthly return                      -23.7%        -21.4%       -23.4%
% of months with gains                     53.4%         51.1%        50.4%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR)             0.98          1.00         0.99
MSCI Japan Growth (TR)                      0.98          0.99         1.00

Index Facts
Bloomberg ticker                                                      DBAPJGT
Reuters code                                                           .DBJGT
Benchmark 1                                   TOPIX W/Dividend TOPIX 100 (TR)
Bloomberg ticker of Benchmark 1                                 TPXD100 Index
Benchmark 2                                            MSCI Japan Growth (TR)
Bloomberg ticker of Benchmark 2                                  NAGLJN Index
Index sponsor                                                   Deutsche Bank
Number of stocks                                                           20
Stocks weighting                                                        Equal
Rebalancing frequency                                               Quarterly
Index Currency                                                            JPY

The Deutsche Bank Japan Growth Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                 18

Deutsche Bank Japan Value Total Return Index

                                                                REUTERS: .DBJVT
                                                             BLOOMBERG: DBAPJVT

Index Description

The Japan Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with the lowest 12 month trailing price-earnings ratio selected from the TOPIX 100 Index on a quarterly basis.

Absolute Return

[GRAPHIC OMITTED]

12 Months Volatlity

[GRAPHIC OMITTED]

Cumulative Excess Index vs TOPIX W/Dividend TOPIX 100 (TR)

Relative to TOPIX W/Dividend TOPIX 100 (TR) rebased to 1000

[GRAPHIC OMITTED]

Annual Returns

[GRAPHIC OMITTED]

Monthly Performance

-------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan       9.4%   2.3%   7.2%   0.1%  -6.1%  -2.4%   5.4%  -2.1%  -0.3%   5.3%  -9.3%
Feb      -2.2%  -0.4%   1.3%  -3.3%   0.5%  -0.6%   5.4%   4.0%  -0.2%   5.2%   1.1%
Mar       3.6%  14.2%   7.0%   4.7%   4.3%  -4.4%   4.6%   0.2%   2.7%   0.9% -11.1%
Apr      -2.5%   2.9%   4.4%   4.9%   3.7%   4.6%   1.2%  -4.5%   0.5%  -2.6%  16.8%
May      -0.9%   2.2%  -2.1%  -1.6%   2.1%   6.0%  -1.1%   2.2%  -5.0%   9.6%   7.0%
Jun       0.9%  11.8%   1.1%   3.1%  -7.4%   6.9%   4.1%   2.5%  -0.6%   4.3%  -9.0%
Jul       7.2%   3.7%  -3.4%  -4.1%  -2.8%   6.2%   0.3%   2.0%  -0.2%   1.2%   0.4%
Aug     -11.5%   0.1%   0.6%  -5.6%   2.3%   6.6%   0.3%   7.5%   5.0% -10.7%  -6.9%
Sep      -1.2%   1.5%   0.3%  -9.1%  -3.4%   3.2%  -2.4%  15.8%  -3.7%   3.6% -19.5%
Oct      -5.5%  -5.3%  -0.3%   5.7%  -4.3%  -0.8%  -1.6%  -0.3%  -0.1%  -1.7% -24.7%
Nov      11.9%  -0.9%  -0.7%   3.1%   4.5%   0.0%   2.7%   4.0%   1.4%  -6.7%  -5.8%
-------------------------------------------------------------------------------------
Dec      -5.8%  -2.1%  -1.0%  -2.2%  -2.6%   2.9%   4.2%   5.4%   6.8%  -4.4%
Year      0.9%  32.6%  14.7%  -5.4%  -9.7%  31.3%  25.3%  41.6%   5.7%   2.1% -50.5%
-------------------------------------------------------------------------------------

Historical Performance Through November 2008

                                                                                                            Annualised
                                                                                    -----------------------------------------------------
                                                    1 Month    3 Months    6 Months       YTD     1 year    3 years   5 years   10 years
Japan Value Total Return Index                        -5.8%      -42.9%      -51.4%    -50.5%     -52.8%     -17.4%     -0.5%       4.3%
TOPIX W/Dividend TOPIX 100 (TR)                       -6.8%      -36.5%      -43.9%    -45.4%     -47.3%     -17.5%     -3.6%      -3.6%
MSCI Japan Value (TR)                                 -2.9%      -30.7%      -37.0%    -39.5%     -41.7%     -13.5%      1.3%        N/A
Excess Return vs TOPIX W/Dividend TOPIX 100 (TR)       1.0%       -6.3%       -7.5%     -5.0%      -5.4%       0.1%      3.2%       7.9%
Excess Return vs MSCI Japan Value (TR)                -2.9%      -12.2%      -14.4%    -11.0%     -11.1%      -3.9%     -1.8%        N/A

Performance Analysis  January 1998 - November 2008

                                              Index          Bench1     Bench2
Growth over period                            63.4%          -34.8%      13.8%
Compounded annual growth                       4.6%           -3.8%       1.3%
Volatility                                    25.0%           24.2%      21.9%
Sharpe ratio (0.22%)                           0.18  -         0.17       0.05
Maximum drawdown                             -59.8%          -61.0%     -49.9%
Start of max drawdown period               Aug-2007        Jan-2000   Jul-2007
End of max drawdown period                 Nov-2008        Nov-2008   Nov-2008
Average monthly growth                         0.5%           -0.2%       0.2%
Best monthly return                           16.8%           14.9%      15.4%
Worst monthly return                         -24.7%          -21.4%     -18.8%
% of months with gains                        55.7%           51.1%      50.4%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR)                0.96            1.00       0.99
MSCI Japan Value (TR)                          0.95            0.99       1.00

Index Facts
Bloomberg ticker                                                      DBAPJVT
Reuters code                                                           .DBJVT
Benchmark 1                                   TOPIX W/Dividend TOPIX 100 (TR)
Bloomberg ticker of Benchmark 1                                 TPXD100 Index
Benchmark 2                                             MSCI Japan Value (TR)
Bloomberg ticker of Benchmark 2                                  NAVLJN Index
Index sponsor                                                   Deutsche Bank
Number of stocks                                                           20
Stocks weighting                                                        Equal
Rebalancing frequency                                               Quarterly
Index Currency                                                            JPY

The Deutsche Bank Japan Value Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  19

S&P X-Alpha USD Total Return Index

                                                               REUTERS: .SPXADT
                                                              BLOOMBERG: SPXADT

Index Description

S&P X-Alpha USD Total Return Index is a weighted combination of 8 Deutsche Bank
Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%.
The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

12 Months Volatlity

[GRAPHIC OMITTED]

Absolute Return

[GRAPHIC OMITTED]

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index

[GRAPHIC OMITTED]

Annual Returns

[GRAPHIC OMITTED]

Monthly Performance

----------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003    2004  2005    2006    2007    2008
----------------------------------------------------------------------------------------
Jan      -1.5%  -0.7%  -1.2%   3.4%   1.3%   0.2%   -0.1%  1.7%    5.6%    0.0%    2.4%
Feb       2.8%   1.4%   0.8%   3.0%   0.6%  -0.8%    1.6%  4.9%   -1.4%    1.8%   -1.4%
Mar       2.7%   0.0%   3.7%   1.7%   2.7%  -1.8%    1.9%  0.3%    3.0%    3.2%   -1.3%
Apr       1.3%   2.0%   2.4%   0.4%   5.8%   1.5%    0.2% -1.6%    0.9%    0.6%    1.2%
May       1.3%   1.5%   3.7%   0.2%   0.5%   4.0%    0.3%  0.1%    0.6%    1.3%    0.5%
Jun      -0.3%  -1.7%  -1.5%   0.1%   3.1%  -0.9%    2.4%  3.7%    2.0%   -0.3%   -1.5%
Jul      -0.9%  -0.5%   1.4%   0.5%   0.5%   0.6%    0.5%  1.2%    0.6%    0.1%   -2.1%
Aug       0.3%  -0.9%   2.3%   2.1%   0.9%   2.0%    0.2%  3.2%   -1.9%   -1.2%   -0.9%
Sep       1.7%   0.1%   1.8%  -1.5%   0.3%   0.8%    3.0%  2.2%   -1.1%   -0.3%   -2.0%
Oct      -0.6%  -0.8%   2.1%   1.0%  -5.0%   1.4%    0.2% -0.6%    1.8%    0.2%   -1.1%
Nov      -1.6%  -2.6%   1.8%  -0.4%  -0.8%   0.7%    2.9%  0.1%    1.3%   -2.7%    0.0%
Dec      -1.2%   0.7%   3.6%   1.1%   2.2%  -0.8%    1.0%  0.7%    0.2%   -2.1%
----------------------------------------------------------------------------------------
Year      3.7%  -1.5%  22.7%  12.1%  12.4%   7.0%   15.0% 16.8%   11.9%    0.3%   -6.1%
----------------------------------------------------------------------------------------

Historical Performance Through November 2008

                                                                                                                 Annualised
                                                                                               -------------------------------------------
                                                         1 Month   3 Months   6 Months     YTD    1 year   3 years   5 years   10 years
S&P X-Alpha USD Total Return Index                          0.0%      -3.0%     -7.3%     -6.1%     -8.1%      2.0%      7.0%      8.6%
MSCI World Index                                           -6.5%     -33.2%    -40.9%    -42.6%    -43.4%     -8.4%      0.1%     -0.5%
HFRX USD Equity Market Neutral Index                        0.7%       0.6%     -0.3%      1.0%      1.7%      3.1%      1.7%       N/A
Excess Return vs MSCI World Index                           6.5%      30.2%     33.6%     36.5%     35.3%     10.4%      6.9%      9.1%
Excess Return vs HFRX USD Equity Market Neutral Index      -0.7%      -3.7%     -7.0%     -7.0%     -9.7%     -1.0%      5.3%       N/A

Performance Analysis  January 1998 - November 2008

                                                    Index        Bench1        Bench2
Growth over period                                 139.1%         13.0%          6.6%
Compounded annual growth                             8.3%          1.1%          1.1%
Volatility                                           6.3%         16.7%          4.4%
Sharpe ratio (3.72%)                                 0.73     -    0.16-         0.59
Maximum drawdown                                   -12.0%        -46.8%         -6.0%
Start of max drawdown period                     Jun-2007      Apr-2000      Jul-2007
End of max drawdown period                       Nov-2008      Jan-2006      Nov-2008
Average monthly growth                               0.7%          0.2%          0.1%
Best monthly return                                  5.8%          9.0%          2.5%
Worst monthly return                                -5.0%        -19.0%         -2.8%
% of months with gains                              68.7%         56.5%         61.8%
12 Month Correlation versus:
MSCI World Index                                     0.38          1.00         -0.11
HFRX USD Equity Market Neutral Index                 0.01         -0.11          1.00

Index Facts
Bloomberg ticker                                                        SPXADT
Reuters code                                                           .SPXADT
Benchmark 1                                                   MSCI World Index
Bloomberg ticker of Benchmark 1                                   NDDUWI Index
Benchmark 2                               HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                                  HFRXEMN Index
Index sponsor                                                    Deutsche Bank
Rebalancing frequency                                                Quarterly
Index Currency                                                             USD

The S&P X-Alpha USD Total Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  20

S&P X-Alpha USD Excess Return Index

                                                               REUTERS: .SPXADE
                                                              BLOOMBERG: SPXADE

Index Description

S&P X-Alpha USD Excess Return Index is a weighted combination of 8 Deutsche
Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%.
The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

12 Months Volatlity

[GRAPHIC OMITTED]

Absolute Return

[GRAPHIC OMITTED]

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index

[GRAPHIC OMITTED]

Annual Returns

[GRAPHIC OMITTED]

Monthly Performance

-------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan      -2.0%  -1.0%  -1.7%   2.9%   1.1%   0.1%  -0.2%   1.6%   5.3%  -0.5%   2.1%
Feb       2.3%   1.0%   0.3%   2.6%   0.4%  -0.9%   1.6%   4.7%  -1.8%   1.4%  -1.6%
Mar       2.2%  -0.5%   3.2%   1.2%   2.5%  -1.9%   1.8%   0.1%   2.6%   2.8%  -1.6%
Apr       0.8%   1.7%   2.0%   0.0%   5.7%   1.4%   0.1%  -1.9%   0.6%   0.2%   1.0%
May       0.9%   1.1%   3.2%  -0.1%   0.4%   3.9%   0.2%  -0.1%   0.1%   0.9%   0.3%
Jun      -0.8%  -2.1%  -2.0%  -0.2%   3.0%  -1.0%   2.3%   3.4%   1.5%  -0.7%  -1.7%
Jul      -1.4%  -0.9%   0.8%   0.2%   0.4%   0.5%   0.4%   0.9%   0.2%  -0.4%  -2.3%
Aug      -0.2%  -1.3%   1.8%   1.8%   0.8%   1.9%   0.1%   2.9%  -2.4%  -1.7%  -1.1%
Sep       1.2%  -0.3%   1.3%  -1.7%   0.2%   0.7%   2.9%   1.9%  -1.5%  -0.7%  -2.2%
Oct      -1.1%  -1.2%   1.5%   0.7%  -5.1%   1.3%   0.1%  -1.0%   1.3%  -0.2%  -1.1%
Nov      -2.0%  -3.1%   1.2%  -0.5%  -0.9%   0.6%   2.7%  -0.3%   0.8%  -3.1%   0.0%
Dec      -1.6%   0.2%   3.1%   0.9%   2.1%  -0.9%   0.8%   0.4%  -0.3%  -2.5%
-------------------------------------------------------------------------------------
Year     -1.7%  -6.4%  15.5%   8.0%  10.6%   5.8%  13.5%  13.2%   6.5%  -4.7%  -7.9%
-------------------------------------------------------------------------------------

Historical Performance Through November 2008

                                                                                                                Annualised
                                                                                              -------------------------------------------
                                                        1 Month   3 Months    6 Months     YTD     1 year    3 years  5 years  10 years
S&P X-Alpha USD Excess Return Index                        0.0%      -3.3%       -8.0%    -7.9%    -10.2%      -2.1%     3.6%      4.9%
MSCI World Index                                          -6.5%     -33.2%      -40.9%   -42.6%    -43.4%      -8.4%     0.1%     -0.5%
HFRX USD Equity Market Neutral Index                       0.7%       0.6%       -0.3%     1.0%      1.7%       3.1%     1.7%       N/A
Excess Return vs MSCI World Index                          6.5%      29.9%       32.9%    34.7%     33.2%       6.3%     3.5%      5.4%
Excess Return vs HFRX USD Equity Market Neutral Index     -0.7%      -3.9%       -7.7%    -8.8%    -11.9%      -5.1%     1.8%       N/A

Performance Analysis  January 1998 - November 2008
                                                   Index        Bench1          Bench2
Growth over period                                 61.5%         13.0%            6.6%
Compounded annual growth                            4.5%          1.1%            1.1%
Volatility                                          6.3%         16.7%            4.4%
Sharpe ratio (3.72%)                                0.71  -       0.16  -         0.59
Maximum drawdown                                  -16.2%        -46.8%           -6.0%
Start of max drawdown period                    Jun-2007      Apr-2000        Jul-2007
End of max drawdown period                      Nov-2008      Jan-2006        Nov-2008
Average monthly growth                              0.4%          0.2%            0.1%
Best monthly return                                 5.7%          9.0%            2.5%
Worst monthly return                               -5.1%        -19.0%           -2.8%
% of months with gains                             60.3%         56.5%           61.8%
12 Month Correlation versus:
MSCI World Index                                    0.31          1.00           -0.11
HFRX USD Equity Market Neutral Index                0.00         -0.11            1.00

Index Facts
Bloomberg ticker                                                        SPXADE
Reuters code                                                           .SPXADE
Benchmark 1                                                   MSCI World Index
Bloomberg ticker of Benchmark 1                                   NDDUWI Index
Benchmark 2                               HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                                  HFRXEMN Index
Index sponsor                                                    Deutsche Bank
Rebalancing frequency                                                Quarterly
Index Currency                                                             USD

The S&P X-Alpha USD Excess Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  21

Deutsche Bank X-Alpha USD Total Return

                                                             BLOOMBERG: DBGLXAT

Index Description

Deutsche Bank X-Alpha USD Total Return Index is a weighted combination of 8
Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50%
and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

Absolute Return

[GRAPHIC OMITTED]

12 Months Volatlity

[GRAPHIC OMITTED]

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index

[GRAPHIC OMITTED]

Annual Returns

[GRAPHIC OMITTED]

Monthly Performance

-------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan      -1.4%   0.7%   1.5%   3.5%   1.1%   0.3%  -0.7%   1.9%   5.2%  -0.3%   2.7%
Feb       2.9%   0.9%   1.7%   3.1%   0.5%  -0.9%   1.9%   4.7%  -1.3%   1.7%  -1.5%
Mar       3.1%   0.0%   3.4%   1.6%   2.4%  -1.6%   2.0%   0.3%   3.1%   3.1%  -1.6%
Apr       1.3%   2.0%   0.7%   0.6%   8.2%   1.0%   1.0%  -1.7%   0.5%   1.7%   1.7%
May       1.4%   1.4%   3.4%   0.2%   0.4%   4.4%   0.1%   0.1%   0.3%   1.3%   0.3%
Jun      -0.4%  -1.9%  -1.4%   0.1%   2.9%  -0.7%   2.5%   3.8%   2.3%  -0.3%  -1.6%
Jul      -0.7%  -0.7%   1.5%   0.5%  -1.3%   1.1%   0.7%   1.1%   0.1%  -0.3%  -1.9%
Aug       0.0%  -0.8%   2.3%   1.7%   0.7%   2.1%   0.2%   3.3%  -2.0%  -1.5%  -0.9%
Sep       1.6%   0.1%   1.7%  -1.5%   0.4%   0.9%   3.0%   2.2%  -1.1%  -0.4%  -2.2%
Oct      -0.1%   0.2%   2.8%   1.5%  -4.5%   1.0%   0.2%  -1.1%   2.2%   0.2%  -1.2%
Nov      -2.1%  -3.3%   1.7%  -0.3%  -0.8%   0.8%   3.1%   0.1%   1.3%  -2.2%  -0.3%
Dec      -1.7%   0.5%   3.6%   1.1%   2.2%  -0.7%   1.0%   0.8%   0.2%  -2.2%
-------------------------------------------------------------------------------------
Year      3.9%  -1.2%  25.3%  12.8%  12.4%   7.8%  16.1%  16.5%  11.1%   0.6%  -6.4%
-------------------------------------------------------------------------------------

Historical Performance Through November 2008

                                                                                                              Annualised
                                                                                         -----------------------------------------------
                                                          1 Month   3 Months   6 Months    YTD     1 year    3 years  5 years  10 years
Deutsche Bank X-Alpha USD Total Return Index                -0.3%      -3.7%     -7.9%    -6.4%     -8.5%       1.8%     7.0%      8.9%
MSCI World Index                                            -6.5%     -33.2%    -40.9%   -42.6%    -43.4%      -8.4%     0.1%     -0.5%
HFRX USD Equity Market Neutral Index                         0.7%       0.6%     -0.3%     1.0%      1.7%       3.1%     1.7%       N/A
Excess Return vs MSCI World Index                            6.1%      29.5%     33.0%    36.1%     34.9%      10.2%     6.9%      9.4%
Excess Return vs HFRX USD Equity Market Neutral Index       -1.0%      -4.4%     -7.6%    -7.4%    -10.2%      -1.3%     5.3%       N/A

Performance Analysis  January 1998 - November 2008

                                                   Index        Bench1          Bench2
Growth over period                                148.7%         13.0%            6.6%
Compounded annual growth                            8.7%          1.1%            1.1%
Volatility                                          6.5%         16.7%            4.4%
Sharpe ratio (3.72%)                                0.77  -       0.16  -         0.59
Maximum drawdown                                  -12.6%        -46.8%           -6.0%
Start of max drawdown period                    Jun-2007      Apr-2000        Jul-2007
End of max drawdown period                      Nov-2008      Jan-2006        Nov-2008
Average monthly growth                              0.7%          0.2%            0.1%
Best monthly return                                 8.2%          9.0%            2.5%
Worst monthly return                               -4.5%        -19.0%           -2.8%
% of months with gains                             68.7%         56.5%           61.8%
12 Month Correlation versus:
MSCI World Index                                    0.42          1.00           -0.11
HFRX USD Equity Market Neutral Index                0.01         -0.11            1.00

Index Facts
Bloomberg ticker                                                       DBGLXAT
Reuters code                                                          .DBGLXAT
Benchmark 1                                                   MSCI World Index
Bloomberg ticker of Benchmark 1                                   NDDUWI Index
Benchmark 2                               HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                                  HFRXEMN Index
Index sponsor                                                    Deutsche Bank
Rebalancing frequency                                                Quarterly
Index Currency                                                             USD

The Deutsche Bank X-Alpha USD Total Return Index was launched on October 31,
2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  22

Deutsche Bank X-Alpha USD Excess Return Index

                                                             BLOOMBERG: DBGLXAE

Index Description

Deutsche Bank X-Alpha USD Excess Return Index is a weighted combination of 8
Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50%
and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

12 Months Volatlity

[GRAPHIC OMITTED]

Absolute Return

[GRAPHIC OMITTED]

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index

[GRAPHIC OMITTED]

Annual Returns

[GRAPHIC OMITTED]

Monthly Performance

-------------------------------------------------------------------------------------
          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan      -1.8%   0.3%   1.1%   3.0%   1.0%   0.2%  -0.8%   1.8%   4.8%  -0.8%   2.4%
Feb       2.5%   0.6%   1.2%   2.7%   0.4%  -1.0%   1.8%   4.5%  -1.7%   1.3%  -1.7%
Mar       2.6%  -0.4%   2.9%   1.2%   2.3%  -1.7%   1.9%   0.1%   2.7%   2.7%  -1.8%
Apr       0.8%   1.6%   0.3%   0.2%   8.1%   0.9%   0.9%  -1.9%   0.1%   1.3%   1.5%
May       1.0%   1.0%   2.8%  -0.1%   0.2%   4.3%   0.0%  -0.1%  -0.1%   0.9%   0.1%
Jun      -0.9%  -2.3%  -1.9%  -0.3%   2.8%  -0.8%   2.4%   3.6%   1.8%  -0.7%  -1.8%
Jul      -1.2%  -1.2%   0.9%   0.2%  -1.4%   1.0%   0.6%   0.9%  -0.4%  -0.8%  -2.0%
Aug      -0.4%  -1.3%   1.7%   1.4%   0.6%   2.0%   0.0%   3.0%  -2.4%  -1.9%  -1.1%
Sep       1.2%  -0.4%   1.2%  -1.7%   0.3%   0.8%   2.8%   1.9%  -1.5%  -0.8%  -2.4%
Oct      -0.5%  -0.3%   2.2%   1.3%  -4.7%   0.9%   0.1%  -1.4%   1.7%  -0.3%  -1.3%
Nov      -2.5%  -3.8%   1.2%  -0.5%  -0.9%   0.8%   2.9%  -0.3%   0.9%  -2.6%  -0.3%
Dec      -2.1%   0.0%   3.1%   0.9%   2.1%  -0.8%   0.9%   0.5%  -0.2%  -2.6%
-------------------------------------------------------------------------------------
Year     -1.5%  -6.1%  17.9%   8.6%  10.7%   6.6%  14.6%  13.0%   5.7%  -4.4%  -8.2%
-------------------------------------------------------------------------------------

Historical Performance Through November 2008

                                                                                                                 Annualised
                                                                                          -----------------------------------------------------
                                                          1 Month   3 Months    6 Months      YTD    1 year    3 years  5 years  10 years
Deutsche Bank X-Alpha USD Excess Return Index               -0.3%      -4.0%       -8.6%    -8.2%    -10.6%      -2.3%     3.6%      5.3%
MSCI World Index                                            -6.5%     -33.2%      -40.9%   -42.6%    -43.4%      -8.4%     0.1%     -0.5%
HFRX USD Equity Market Neutral Index                         0.7%       0.6%       -0.3%     1.0%      1.7%       3.1%     1.7%       N/A
Excess Return vs MSCI World Index                            6.1%      29.2%       32.3%    34.3%     32.8%       6.1%     3.5%      5.7%
Excess Return vs HFRX USD Equity Market Neutral Index       -1.0%      -4.6%       -8.3%    -9.2%    -12.3%      -5.4%     1.8%       N/A

Performance Analysis  January 1998 - November 2008

                                                   Index        Bench1          Bench2
Growth over period                                 67.9%         13.0%            6.6%
Compounded annual growth                            4.9%          1.1%            1.1%
Volatility                                          6.5%         16.7%            4.4%
Sharpe ratio (3.72%)                                0.75  -       0.16  -         0.59
Maximum drawdown                                  -16.8%        -46.8%           -6.0%
Start of max drawdown period                    Jun-2007      Apr-2000        Jul-2007
End of max drawdown period                      Nov-2008      Jan-2006        Nov-2008
Average monthly growth                              0.4%          0.2%            0.1%
Best monthly return                                 8.1%          9.0%            2.5%
Worst monthly return                               -4.7%        -19.0%           -2.8%
% of months with gains                             58.8%         56.5%           61.8%
12 Month Correlation versus:
MSCI World Index                                    0.42          1.00           -0.11
HFRX USD Equity Market Neutral Index                0.01         -0.11            1.00

Index Facts
Bloomberg ticker                                                       DBGLXAE
Reuters code                                                          .DBGLXAE
Benchmark 1                                                   MSCI World Index
Bloomberg ticker of Benchmark 1                                   NDDUWI Index
Benchmark 2                               HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                                  HFRXEMN Index
Index sponsor                                                    Deutsche Bank
Rebalancing frequency                                                Quarterly
Index Currency                                                             USD

The Deutsche Bank X-Alpha USD Excess Return Index was launched on October 31,
2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  23

DBIQ ImpAct Dollar Equity Volatility (Bid) Index

                                                             REUTERS: .DBVEUSDB
                                                            BLOOMBERG: DBVEUSDB

Index Description

The DBIQ ImpAct Dollar Equity Volatility Index aims to measure the return streams associated with volatility in US equity market. The index seeks to take advantage of the differential between implied and realised volatility in this market. The ImpAct Dollar Equity Volatility Index Historical Levels since inception date have been restated as of Aug-22, 2007 due to a slight calculation methodology change. Both index guide and index quick reference have been updated to reflect the change. The DBIQ ImpAct Dollar Equity Volatility
Index is calculated with the closing MID option prices.

Absolute Return

[GRAPHIC OMITTED]

12 Months Volatlity

[GRAPHIC OMITTED]

Cumulative Excess Index vs iBoxx USD Treasury TR Index

[GRAPHIC OMITTED]

Annual Returns

[GRAPHIC OMITTED]

Monthly Performance

------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
------------------------------------------------------------------------------
Jan             -2.7%   0.7%   1.8%  -0.7%   1.7%   1.7%   0.4%   1.5%  -1.6%
Feb              2.1%  -1.2%   0.7%   2.3%   2.5%  -0.8%   0.9%  -8.7%   1.1%
Mar             -2.3%  -0.5%   1.2%   0.3%  -0.4%   1.1%   2.1%   2.3%  -0.6%
Apr             -3.1%  -0.7%  -0.8%   2.0%   0.6%   0.2%   0.8%   0.3%   1.5%

May              0.3%   1.2%  -1.7%   0.4%   2.5%   1.7%  -0.5%   2.5%   1.3%
Jun              1.6%   2.6%  -0.8%   1.0%   1.9%   1.6%   0.8%  -1.8%  -1.5%

Jul             -0.2%   0.5%  -2.8%   1.0%   1.6%   0.6%   0.7%  -2.6%   0.3%
Aug              3.1%   1.4%  -0.9%   2.3%   0.9%   1.5%   2.3%  -2.0%   0.0%
Sep              1.0%  -0.9%   0.5%  -0.9%   1.8%   1.1%   1.5%   1.6% -16.1%
Oct             -2.2%   1.7%   0.7%   3.5%   0.0%  -1.5%   1.5%   2.3% -13.6%
Nov              0.1%   2.5%   0.4%   1.8%   2.1%   1.6%   0.4%  -1.6%   0.0%
Dec       0.2%   0.1%   1.3%   1.9%   1.4%   1.1%   2.1%   1.8%   0.1%
------------------------------------------------------------------------------
Year      0.2%  -2.5%   8.9%   0.1%  15.4%  17.5%  11.3%  13.4%  -6.3% -27.1%
------------------------------------------------------------------------------

Historical Performance Through November 2008
                                                                                                    Annualised
                                                                                           -------------------------------
                                                    Month   3 Months   6 Months      YTD     1 year    3 years   5 years
DBIQ ImpAct Dollar Equity Volatility (Bid)
Index                                                0.0%     -27.5%     -28.3%    -27.1%     -27.1%      -7.6%     0.5%
S&P 500 (TR) Index                                  -7.2%     -29.6%     -35.2%    -37.7%     -38.2%      -8.7%    -1.4%
iBoxx USD Treasury TR Index                          5.5%       6.0%       8.7%     10.2%      10.3%       7.8%     5.8%
Excess Return vs S&P 500 (TR) Index                  7.2%       2.2%       6.9%     10.5%      11.1%       1.1%     1.9%
Excess Return vs iBoxx USD Treasury TR Index        -5.4%     -33.5%     -36.9%    -37.3%     -37.4%     -15.3%    -5.3%

Performance Analysis  December 1999 - November 2008

                                                   Index          Bench1        Bench2
Growth over period                                 24.4%          -26.4%         81.4%
Compounded annual growth                            2.5%           -3.4%          6.9%
Volatility                                          8.6%           20.7%          4.7%
Sharpe ratio (3.37%)                                0.29  -         0.32          0.75
Maximum drawdown                                  -32.8%          -44.7%         -4.8%
Start of max drawdown period                    Feb-2007        Sep-2000      Jun-2003
End of max drawdown period                      Nov-2008        Oct-2006      Feb-2004
Average monthly growth                              0.2%           -0.2%          0.6%
Best monthly return                                 3.5%            9.8%          5.5%
Worst monthly return                              -16.1%          -16.8%         -4.2%
% of months with gains                             71.3%           56.5%         70.4%
12 Month Correlation versus:
S&P 500 (TR) Index                                  0.41            1.00         -0.45
iBoxx USD Treasury TR Index                        -0.21           -0.45          1.00

Index Facts
Bloomberg ticker                                                     DBVEUSDB
Reuters code                                                        .DBVEUSDB
Benchmark 1                                                S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                    SPTR Index
Benchmark 2                                       iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                                  ITRROV Index
Index sponsor                                                   Deutsche Bank
Index Currency                                                            USD

The DBIQ ImpAct Dollar Equity Volatility (Bid) Index was launched on September
26, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  24

Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index

                                                             REUTERS: .DBLAUT5J
                                                            BLOOMBERG: DBLAUT5J

Index Description

Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility
Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD
Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche
Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index
leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1). The
Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

Absolute Return

[GRAPHIC OMITTED]

12 Months Volatlity

[GRAPHIC OMITTED]

Annual Returns

[GRAPHIC OMITTED]

Percentage Allocationj

[GRAPHIC OMITTED]

Monthly Performance

-------------------------------------------------------------------------------------
          1999    2000     2001  2002   2003    2004    2005   2006    2007      2008
-------------------------------------------------------------------------------------
Jan               1.7%     2.9%  1.2%   1.4%    0.9%    1.2%   1.6%    1.2%      0.2%
Feb       1.0%    1.3%    -0.2%  0.5%   0.7%    2.3%    2.7%   0.9%    0.9%      0.2%
Mar       0.9%    0.5%     2.0%  1.8%  -0.3%    0.5%    0.5%   0.7%    1.6%      0.1%
Apr       1.1%    1.1%     0.4%  2.6%   5.1%   -1.0%    0.7%   0.0%    1.8%      0.1%
May       0.7%    2.3%     0.6%  0.6%   0.5%    0.2%    2.3%  -0.1%    1.8%      0.9%
Jun       0.6%   -0.6%     0.8%  0.1%   2.8%    2.1%    2.6%   1.6%    0.7%     -0.2%
Jul      -0.6%    1.9%     0.0%  0.3%   0.3%    0.6%    0.6%   0.8%   -0.5%      1.0%
Aug      -0.4%    0.8%     0.5%  0.4%   1.3%    1.3%   -0.5%   1.8%   -2.1%     -0.7%
Sep       0.5%    1.1%     1.3%  0.0%   1.1%    0.8%    2.8%   1.1%    2.2%     -3.8%
Oct       0.5%    2.2%     1.1% -1.0%   1.2%    0.4%    1.6%   0.5%    1.7%     -5.8%
Nov       0.3%    1.2%     1.0%  2.9%   1.4%    2.3%    1.7%  -0.2%   -0.9%      0.0%
Dec       0.6%    1.9%     1.3%  2.0%   1.1%    1.4%   -0.8%   2.5%    0.4%
-------------------------------------------------------------------------------------
Year      5.4%   16.5%    12.3% 12.1%  17.8%   12.6%   16.4%  11.5%    8.8%     -8.0%
-------------------------------------------------------------------------------------

Historical Performance Through October 2008                                                                    Annualised
                                                                                                   --------------------------------
                                                        1 Month    3 Months    6 Months    YTD      1 year    3 years  5 years
Liquid Alpha USD 5 TR Index                               -5.8%      -10.0%     -8.6%     -8.0%       -8.5%    4.0%     8.4%
MSCI World TR Index                                      -18.9%      -29.5%    -35.6%    -38.3%      -41.4%   -4.8%     2.2%
iBoxx USD Treasury TR Index                               -0.1%        1.8%      1.8%      4.5%        7.7%    6.0%     4.8%
Excess Return vs iBoxx USD Treasury TR Index              -5.7%      -11.8%    -10.4%    -12.5%      -16.2%   -2.0%     3.7%
S&P X-Alpha USD TR Index                                  -1.1%       -3.9%     -6.9%     -6.1%      -10.6%    2.0%     7.1%
DB Commodity Harvest TR Index                            -22.8%      -35.4%    -32.5%    -22.4%      -18.7%   10.3%    18.4%
USD Currency Harvest Balanced Index                      -13.4%      -21.2%    -15.8%    -16.7%      -18.4%    2.2%     9.2%
dbSMART 5x TR Index                                        0.2%        0.1%      0.0%      0.0%        0.0%    0.0%     0.2%
FED FUND TR Index                                          0.1%        0.4%      0.9%      1.9%        2.7%    4.3%     3.4%

Performance Analysis  October 2002 - October 2008
                                                     Index          Bench1   Bench2
Growth over period                                  166.3%            1.5%    68.2%
Compounded annual growth                             10.5%            0.1%     5.5%
Volatility                                            4.4%           16.2%     4.8%
Sharpe ratio (3.6%)                                   2.41   -        0.21     0.39
Maximum drawdown                                    -10.0%          -46.8%    -4.8%
Start of max drawdown period                      Aug-2008      Apr-2000   Jun-2003
End of max drawdown period                        Oct-2008      Jan-2006   Feb-2004
Average monthly growth                                0.8%            0.1%     0.5%
Best monthly return                                   5.1%            8.9%     3.0%
Worst monthly return                                 -5.8%          -18.9%    -4.2%
% of months with gains                               83.8%           54.7%    68.1%
Correlation versus:
MSCI World TR Index                                   0.14            1.00    -0.26
iBoxx USD Treasury TR Index                          -0.04           -0.26     1.00

Index Facts
Bloomberg ticker                                                      DBLAUT5J
Reuters ticker                                                       .DBLAUT5J
Benchmark 1                                                MSCI World TR Index
Bloomberg ticker of Benchmark 1                                   GDDUWI Index
Benchmark 2                                        iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                                   ITRROV Index
Index sponsor                                                    Deutsche Bank
Stocks weighting                                                      Discreet
Rebalancing frequency                                                Quarterly
Index Currency                                                             EUR

The Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index was launched on
April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  25

Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index

                                                              REUTERS: .DBLAUE5J
                                                             BLOOMBERG: DBLAUE5J

Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool.
The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility Target is
intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD Total Return
Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche Bank USD
Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index leveraged
5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1).The Deutsche Bank
Liquid Alpha USD Excess Return Index 5% Volatility Target reflects the performance of the Deutsche Bank Liquid USD Alpha Total Return Index 5%
Volatility Target minus the FED FUND performance. The Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The
Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

Annual Returns

Monthly Performance
------------------------------------------------------------------------------------------
       1999     2000    2001     2002     2003     2004    2005     2006     2007    2008
------------------------------------------------------------------------------------------
Jan             1.3%    2.4%     1.0%     1.3%     0.8%    1.0%     1.2%     0.7%   -0.1%
Feb    0.6%     0.8%   -0.7%     0.4%     0.6%     2.2%    2.5%     0.5%     0.5%    0.0%
Mar    0.5%     0.0%    1.6%     1.7%    -0.4%     0.4%    0.2%     0.3%     1.1%   -0.2%
Apr    0.7%     0.7%    0.0%     2.4%     5.0%    -1.1%    0.5%    -0.4%     1.3%   -0.1%
May    0.3%     1.7%    0.2%     0.5%     0.4%     0.2%    2.1%    -0.5%     1.3%    0.7%
Jun    0.2%    -1.2%    0.5%     0.0%     2.8%     2.1%    2.3%     1.2%     0.3%   -0.4%
Jul   -1.0%     1.4%   -0.3%     0.1%     0.2%     0.5%    0.4%     0.3%    -1.0%    0.8%
Aug   -0.8%     0.2%    0.2%     0.3%     1.2%     1.2%   -0.9%     1.4%    -2.6%   -0.9%
Sep    0.0%     0.6%    1.0%    -0.1%     1.1%     0.7%    2.5%     0.6%     1.8%   -4.0%
Oct    0.1%     1.6%    0.9%    -1.1%     1.1%     0.3%    1.3%     0.0%     1.2%   -6.0%
Nov   -0.2%     0.7%    0.8%     2.8%     1.3%     2.1%    1.3%    -0.6%    -1.3%    0.0%
Dec    0.2%     1.4%    1.1%     1.9%     1.0%     1.2%   -1.2%     2.0%     0.1%
------------------------------------------------------------------------------------------
Year   0.5%     9.5%    8.0%    10.3%    16.5%    11.1%   12.8%     6.2%     3.5%   -9.8%
------------------------------------------------------------------------------------------

Absolute Return

Liquid Alpha USD 5 ER Index
MSCI World TR Index rebased to 1000 on (10/18/2002) iBoxx USD Treasury TR Index rebased to 1000 on (10/18/2002)

12 Months Volatility

Percentage Allocation

Historical Performance Through October 2008                                                     Annualized
                                                                                      -------------------------------
                                        1 Month    3 Months    6 Months         YTD   1 year     3 years      5 years
Liquid Alpha USD 5 ER Index               -6.0%      -10.5%       -9.5%       -9.8%   -10.9%       -0.3%         4.9%
MSCI World TR Index                      -18.9%      -29.5%      -35.6%      -38.3%   -41.4%       -4.8%         2.2%
iBoxx USD Treasury TR Index               -0.1%        1.8%        1.8%        4.5%     7.7%        6.0%         4.8%
S&P X-Alpha USD TR Index                  -1.1%       -3.9%       -6.9%       -6.1%   -10.6%        2.0%         7.1%
DB Commodity Harvest TR Index            -22.8%      -35.4%      -32.5%      -22.4%   -18.7%       10.3%        18.4%
USD Currency Harvest Balanced Index      -13.4%      -21.2%      -15.8%      -16.7%   -18.4%        2.2%         9.2%
dbSMART 5x TR Index                        0.2%        0.1%        0.0%        0.0%     0.0%        0.0%         0.2%
Unallocated                                0.1%        0.4%        0.9%        1.9%     2.7%        4.3%         3.4%

Performance Analysis October 2002-October 2008
                                  Index             Bench1    Bench2
Growth over period                89.4%               1.5%     68.2%
Compounded annual growth           6.7%               0.1%      5.5%
Volatility                         4.4%              16.2%      4.8%
Sharpe ratio (3.6%)                1.54   -           0.21      0.39
Maximum drawdown                 -11.4%             -46.8%     -4.8%
Start of max drawdown period   Jul-2007          Apr-2000   Jun-2003
End of max drawdown period     Oct-2008          Jan-2006   Feb-2004
Average monthly growth             0.6%               0.1%      0.5%
Best monthly return                5.0%               8.9%      3.0%
Worst monthly return              -6.0%             -18.9%     -4.2%
% of months with gains            76.1%              54.7%     68.1%
Correlation versus:
MSCI World TR Index                0.14               1.00     -0.31
iBoxx USD Treasury TR Index       -0.04              -0.31      1.00

Index Facts

Bloomberg ticker                                     DBLAUE5J
Reuters ticker                                      .DBLAUE5J
Benchmark 1                               MSCI World TR Index
Bloomberg ticker of Benchmark 1                  GDDUWI Index
Benchmark 2                       iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                  ITRROV Index
Index sponsor                                   Deutsche Bank
Stocks weighting                                     Discreet
Rebalancing frequency                               Quarterly
Index Currency                                            EUR

The Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index was launched on
April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  26

Deutsche Bank US ValueGrowth Select Index

                                                                REUTERS: .DBUSVG
                                                             BLOOMBERG: DBUSUSVG

The ValueGrowth Select Index comprises either the Eurozone Value Index or the
Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The
Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone
Value Index will be reconstituted on a quarterly basis. The Eurozone Growth
Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

Absolute Return

12 Months Volatility

Monthly Performance
  -----------------------------------------------------------------------------------------------
         1998     1999    2000    2001    2002    2003     2004    2005    2006     2007    2008
 ------------------------------------------------------------------------------------------------
 Jan     8.1%    15.9%   -3.7%    0.9%   -1.0%   -3.5%     1.7%   -6.3%    4.0%     1.3%  -11.7%
 Feb     8.3%    -9.5%   19.5%   -3.6%  -10.3%    3.4%    -1.5%   -0.6%   -2.3%    -1.8%   -5.2%
 Mar     3.0%     9.4%    3.1%   -5.9%    6.9%    0.9%    -2.2%   -1.9%    2.0%     0.6%    2.1%
 Apr     3.0%     1.4%  -14.2%    8.7%  -12.1%    8.6%    -2.6%   -4.2%   -0.2%     5.4%    7.6%
 May    -3.9%    -2.2%  -11.9%    1.6%   -5.6%    8.3%     0.2%    2.5%   -7.1%     3.2%    0.0%
 Jun    12.2%     9.9%   13.2%   -3.8%   -6.9%    0.3%     2.4%   -1.8%   -0.3%     0.3%  -10.2%
 Jul     3.0%    -1.1%   -4.1%    0.2%   -5.5%    6.3%    -2.8%    3.6%    5.1%    -0.1%    0.2%
 Aug   -17.2%     5.5%   13.0%   -5.4%   -0.8%    5.0%     0.3%   -2.4%    1.7%     2.9%    2.9%
 Sep    18.0%     0.5%  -12.4%  -11.1%  -12.4%   -2.8%    -0.9%    1.3%    2.6%     5.1%  -15.4%
 Oct     4.1%     9.5%   -8.1%    2.6%   10.6%    8.6%    -0.5%   -1.4%    3.4%     7.1%  -15.8%
 Nov    11.2%    12.5%   -6.1%    8.6%    5.9%    0.6%     5.2%    5.9%    1.2%    -6.7%   -5.3%
 Dec    17.8%    25.0%    3.6%    1.7%   -6.2%    3.1%     3.2%   -1.6%    2.0%    -0.2%
 ------------------------------------------------------------------------------------------------
 Year   83.9%   102.0%  -13.9%   -7.1%  -33.8%   45.1%     2.2%   -7.2%   12.1%    17.7%  -42.5%
 ------------------------------------------------------------------------------------------------

Cumulative Excess Index vs SP 500 (TR) Index

Annual Returns

Historical Performance Through November 2008
                                                                                                Annualised
                                                                                    -------------------------------------------
                                      1 Month   3 Months    6 Months         YTD     1 year    3 years    5 years      10 years
US ValueGrowth Select Index             -5.3%     -32.5%      -37.5%      -42.5%     -42.7%      -9.3%      -5.8%          2.8%
S&P 500 (TR) Index                      -7.5%     -30.1%      -36.0%      -39.0%     -39.6%     -10.5%      -3.3%         -2.6%
Excess Return vs S&P 500 (TR) Index      2.2%      -2.3%       -1.5%       -3.5%      -3.1%       1.2%      -2.5%          5.4%

Performance Analysis January 1998 - November 2008

                                               Index          Bench1
Growth over period                            105.5%           -7.6%
Compounded annual growth                        6.8%           -0.7%
Volatility                                     29.3%           20.5%
Sharpe ratio (3.72%)                            0.11  -         0.22
Maximum drawdown                              -59.4%          -46.3%
Start of max drawdown period                Apr-2000        Sep-2000
End of max drawdown period                  Nov-2008        May-2007
Average monthly growth                          0.8%            0.0%
Best monthly return                            25.0%            9.7%
Worst monthly return                          -17.2%          -16.9%
% of months with gains                         57.3%           56.5%
12 Month Correlation versus:
S&P 500 (TR) Index                              0.95            1.00

Index Facts

Bloomberg ticker                                                 DBUSUSVG
Reuters code                                                      .DBUSVG
Benchmark 1                                            S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                 SPX Index
Index sponsor                                               Deutsche Bank
Rebalancing frequency                                           Quarterly
Index Currency                                                        USD

The Deutsche Bank US ValueGrowth Select Index was launched on May 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  27

Deutsche Bank ValueGrowth Select Total Return Index

                                                                 REUTERS: .DBVGS
                                                              BLOOMBERG: DBEEVGS
Index Description

The ValueGrowth Select Index comprises either the Eurozone Value Index or the
Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The
Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone
Value Index will be reconstituted on a quarterly basis. The Eurozone Growth
Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

12 Months Volatility

Monthly Performance

 -----------------------------------------------------------------------------------------------
         1998    1999    2000    2001     2002    2003    2004    2005     2006    2007    2008
 -----------------------------------------------------------------------------------------------
 Jan     9.4%    3.4%   -1.3%    6.3%    -2.3%   -4.9%    2.8%    1.5%     5.0%    4.4%  -12.7%
 Feb     9.1%    0.8%   18.6%   -2.9%    -0.8%   -0.5%    2.3%    2.3%     5.3%   -1.0%   -1.4%
 Mar    10.1%   -0.3%   -6.3%   -3.9%     1.9%   -5.6%   -4.8%   -0.5%     3.1%    4.6%   -1.8%
 Apr    -0.1%   -0.5%   -0.8%    5.6%    -1.2%   12.7%   -2.9%   -5.1%    -1.3%    4.0%    3.4%
 May     3.5%   -0.1%   -1.8%   -1.4%    -2.7%    3.9%    0.6%    4.0%    -5.3%    5.3%    0.9%
 Jun     3.2%    4.4%    4.2%   -2.9%   -13.0%    1.3%    0.6%    2.6%    -1.2%   -1.2%  -13.6%
 Jul     3.9%   -1.6%    4.6%   -1.3%   -10.1%    5.7%   -1.4%    3.1%     0.0%   -3.9%   -1.2%
 Aug   -16.0%    4.4%    3.5%   -2.2%     2.9%    2.2%   -0.7%   -1.3%     4.2%   -1.5%    4.3%
 Sep    -8.5%   -3.2%    1.1%  -11.6%   -22.1%   -9.2%    1.3%    4.8%     1.5%    1.0%  -13.9%
 Oct     6.9%    6.8%    5.2%    2.2%    15.8%   10.3%    3.0%   -2.9%     4.0%    5.1%  -15.1%
 Nov     4.4%   12.9%   -1.6%    5.4%    12.5%    1.5%    3.3%    4.9%    -1.3%    0.7%   -5.7%
 Dec     9.8%   21.2%    2.0%    0.5%   -12.2%    1.8%    4.0%    3.5%     3.1%   -1.3%
 -----------------------------------------------------------------------------------------------
 Year   37.1%   56.8%   28.6%   -7.4%   -31.9%   18.5%    8.2%   17.6%    18.1%   16.8%  -45.9%
 -----------------------------------------------------------------------------------------------

Absolute Return

Annual Returns

Historical Performance Through November 2008
                                                                                                    Annualised
                                                                                ---------------------------------------------
                                        1 Month  3 Months   6 Months      YTD    1 year     3 years    5 years      10 years
ValueGrowth Select Total Return Index     -5.7%    -31.0%     -38.6%   -45.9%    -46.7%       -8.3%      -0.7%          4.6%
S&P 500 (TR) Index                        -7.2%    -29.6%     -35.2%   -37.7%    -38.2%       -8.7%      -1.4%         -0.9%
Excess Return vs S&P 500 (TR) Index        1.4%     -1.4%      -3.4%    -8.2%     -8.5%        0.4%       0.7%          5.6%

Performance Analysis January 1998 - November 2008

                                               Index          Bench1
Growth over period                             96.4%           10.7%
Compounded annual growth                        6.4%            0.9%
Volatility                                     23.9%           20.5%
Sharpe ratio (3.21%)                            0.13  -         0.11
Maximum drawdown                              -48.1%          -44.7%
Start of max drawdown period                Feb-2001        Sep-2000
End of max drawdown period                  Mar-2006        Oct-2006
Average monthly growth                          0.7%            0.2%
Best monthly return                            21.2%            9.8%
Worst monthly return                          -22.1%          -16.8%
% of months with gains                         56.5%           58.0%
12 Month Correlation versus:
S&P 500 (TR) Index                              0.52            1.00

Index Facts
Bloomberg ticker                                          DBEEVGS
Reuters code                                               .DBVGS
Benchmark 1                                    S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                        SPTR Index
Index sponsor                                       Deutsche Bank
Stocks weighting                                            Equal
Rebalancing frequency                                   Quarterly
Index Currency                                                EUR

The Deutsche Bank ValueGrowth Select Total Return Index was launched on January
03, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  28

Deutsche Bank Global Yield US Total Return Index

                                                              REUTERS: .DBGYUSTR
                                                             BLOOMBERG: DBUSGYTR
Index Description

The US Dividend Strategy Index is intended to reflect the total return performance of the fifteen shares in the S&P 500 Index having a high Dividend
Yield relative to other shares in the S&P 500 Index. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable
Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi- annual Dividends during the last 12 months.

Absolute Return

12 Months Volatility

Cumulative Excess Index vs S&P 500 (R) Index

Monthly Performance

----------------------------------------------------------------------------------------------
       1998    1999    2000     2001    2002    2003    2004    2005     2006    2007    2008
----------------------------------------------------------------------------------------------
Jan   -1.4%   -1.7%   -1.3%     4.5%   -0.2%   -2.6%    1.0%   -3.9%     1.8%    1.2%    2.3%
Feb    6.2%   -1.1%   -9.8%     1.0%    0.1%   -4.1%    2.2%    1.8%     2.9%   -1.6%   -8.2%
Mar    7.4%    2.1%   15.7%     0.8%    7.0%   -3.2%   -2.3%   -2.5%     1.4%    0.5%   -1.3%
Apr   -1.3%   13.1%   -1.2%     4.4%    0.4%    8.6%   -0.2%    1.2%     2.7%    1.7%    4.0%
May    2.7%   -1.6%    6.0%     2.4%    1.3%    9.7%   -0.1%    1.2%    -2.5%    3.2%   -2.3%
Jun    1.9%    2.8%  -12.6%    -2.1%   -5.3%    2.9%    0.3%   -0.1%     2.2%   -2.9%  -12.6%
Jul   -0.7%   -4.3%    1.2%    -0.1%  -11.2%   -3.8%    0.7%    1.7%     3.6%   -4.8%    6.3%
Aug   -8.9%   -1.7%   11.1%    -1.0%    4.8%   -0.4%    3.2%   -1.6%     1.0%    2.5%    2.9%
Sep    7.7%   -5.8%    2.9%    -5.2%  -14.1%    0.6%    0.5%   -0.1%     2.6%    1.6%   -0.6%
Oct    4.5%    7.3%    2.6%    -1.6%    3.1%    6.6%    0.2%   -0.6%     1.8%   -1.2%  -12.0%
Nov    2.4%   -5.6%   -5.4%     3.2%    7.7%    1.4%    3.1%    3.5%    -0.1%   -5.4%  -10.9%
Dec    0.2%   -5.3%   10.0%     2.8%   -2.3%    8.7%    5.1%    1.2%     4.3%   -6.6%
----------------------------------------------------------------------------------------------
Year  21.3%   -3.5%   16.3%     8.9%  -10.7%   25.5%   14.4%    1.5%    23.7%  -11.6%  -29.9%
----------------------------------------------------------------------------------------------

Annual Returns

Historical Performance Through November 2008
                                                                                                                     Annualised
                                                                                                    ------------------------------------------
                                                       1 Month     3 Months     6 Months      YTD       1 year   3 years   5 years   10 years
Global Yield US Total Return Index                      -10.9%       -22.1%        -25.5%     -29.9%    -34.6%     -8.1%     -0.7%       2.0%
S&P 500 (TR) Index                                       -7.2%       -29.6%        -35.2%     -37.7%    -38.2%     -8.7%     -1.4%      -0.9%
DJ High Yield Select 10 (TR) Index                      -10.2%       -25.0%        -32.7%     -38.3%    -40.3%     -6.0%     -1.4%        N/A
Excess Return vs S&P 500 (TR) Index                      -3.7%         7.6%          9.7%       7.8%      3.6%      0.6%      0.7%       3.0%
Excess Return vs DJ High Yield Select 10 (TR) Index      -0.6%         3.0%          7.2%       8.4%      5.7%     -2.1%      0.8%        N/A

Performance Analysis January 1998 - November 2008
                                           Index           Bench1             Bench2
Growth over period                         48.0%            10.7%              -4.9%
Compounded annual growth                    3.7%             0.9%              -0.6%
Volatility                                 20.5%            20.5%              22.9%
Sharpe ratio (3.72%)                     - 0.00           - 0.14             - 0.19
Maximum drawdown                          -41.1%           -44.7%             -44.3%
Start of max drawdown period            Jun-2007         Sep-2000           Nov-2007
End of max drawdown period              Nov-2008         Oct-2006           Nov-2008
Average monthly growth                      0.4%             0.2%               0.1%
Best monthly return                        15.7%             9.8%              11.4%
Worst monthly return                      -14.1%           -16.8%             -16.8%
% of months with gains                     57.3%            58.0%              55.8%
12 Month Correlation versus:
S&P 500 (TR) Index                          0.93             1.00               0.94
DJ High Yield Select 10 (TR) Index          0.95             0.94               1.00

Index Facts

Bloomberg ticker                                               DBUSGYTR
Reuters code                                                  .DBGYUSTR
Benchmark 1                                          S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                              SPTR Index
Benchmark 2                          DJ High Yield Select 10 (TR) Index
Bloomberg ticker of Benchmark 2                              MUTR Index
Index sponsor                                             Deutsche Bank
Number of stocks                                                     15
Stocks weighting                                                  Equal
Rebalancing frequency                                         Quarterly
Index Currency                                                      USD

The Deutsche Bank Global Yield US Total Return Index was launched on January 31,
2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
Source: Bloomberg or Deutsche Bank AG/London                                 29

Deutsche Bank Global Yield Euro Total Return Index

                                                              REUTERS: .DBGYEUTR
                                                             BLOOMBERG: DBEEGYTR
Index Description

The Euro Dividend Strategy Index is intended to reflect the total return performance of twenty-five shares in the Dow Jones EURO STOXX Large Index having a high Dividend Yield relative to other shares in the Dow Jones EURO STOXX Large
Index. The dividend yield is calculated by dividing the Last Dividend by the
Closing Price on the applicable Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

Absolute Return

12 Months Volatility

Monthly Performance

 -----------------------------------------------------------------------------------------------
        1998     1999    2000    2001    2002    2003     2004    2005    2006     2007    2008
 -----------------------------------------------------------------------------------------------
 Jan    7.3%     1.2%   -9.3%    2.5%    1.0%   -3.8%     1.5%    2.7%    4.8%     2.5%  -11.9%
 Feb    7.6%    -0.2%    1.8%   -4.5%    0.3%   -1.5%     2.1%    3.4%    5.1%    -1.7%   -4.0%
 Mar   11.3%     6.8%    6.0%   -2.4%    6.5%   -5.2%    -1.8%    0.4%    2.6%     2.6%   -1.6%
 Apr    1.1%     9.5%    2.2%    5.6%   -0.4%   13.3%     2.8%   -3.7%   -0.3%     5.1%    8.4%
 May    7.4%    -2.9%    3.0%    1.3%   -0.5%    1.7%     0.3%    4.3%   -3.8%     3.4%   -0.3%
 Jun    2.6%     4.0%    1.2%   -1.6%   -6.6%    3.1%     3.4%    3.9%    0.9%    -2.1%  -14.1%
 Jul    1.9%    -2.4%    3.8%   -1.7%  -14.9%    4.4%    -0.3%    3.3%    1.7%    -3.4%   -1.5%
 Aug  -16.2%     5.8%    2.9%   -1.5%    4.3%    3.0%    -0.4%    0.2%    4.4%    -0.1%    3.3%
 Sep   -1.9%    -1.7%   -2.0%  -12.1%  -15.0%   -5.6%     2.7%    5.7%    2.7%     0.8%  -11.4%
 Oct    4.1%     2.3%    5.9%    2.9%    7.9%    5.0%     3.3%   -2.7%    4.1%     1.8%  -23.1%
 Nov    9.1%     5.1%   -1.4%    3.9%    5.6%    1.8%     1.8%    3.8%   -0.8%    -2.5%   -9.8%
 Dec    2.1%     8.2%    0.8%    2.9%   -6.6%    3.8%     2.4%    3.3%    3.5%    -1.9%
 -----------------------------------------------------------------------------------------------
 Year  39.2%    40.6%   14.9%   -6.0%  -19.9%   20.0%    19.4%   26.9%   27.4%     4.3%  -51.8%
 -----------------------------------------------------------------------------------------------

Cumulative Excess Index vs EuroSTOXX (TR) Index

Annual Returns

Historical Performance Through November 2008
                                                                                                 Annualised
                                                                                  ----------------------------------------------
                                         1 Month   3 Months   6 Months         YTD    1 year   3 years    5 years      10 years
Global Yield Euro Total Return Index       -9.8%     -38.5%     -46.3%      -51.8%    -52.8%    -12.9%       0.1%          3.8%
EuroSTOXX 50 (TR) Index                    -5.8%     -27.3%     -35.0%      -42.8%    -42.8%     -8.4%       1.1%         -0.6%
Excess Return vs EuroSTOXX 50 (TR) Index   -4.1%     -11.2%     -11.3%       -9.0%     -9.9%     -4.4%      -0.9%          4.3%

Performance Analysis January 1998 - November 2008

                                                    Index          Bench1
Growth over period                                  97.1%           21.3%
Compounded annual growth                             6.4%            1.8%
Volatility                                          21.4%           24.4%
Sharpe ratio (3.21%)                                 0.15  -         0.06
Maximum drawdown                                   -55.3%          -59.9%
Start of max drawdown period                     Jun-2007        May-2000
End of max drawdown period                       Nov-2008        Nov-2008
Average monthly growth                               0.7%            0.3%
Best monthly return                                 13.3%           14.7%
Worst monthly return                               -23.1%          -18.6%
% of months with gains                              63.4%           58.0%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index                              0.93            1.00

Index Facts

Bloomberg ticker                                   DBEEGYTR
Reuters code                                      .DBGYEUTR
Benchmark 1                         EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                  SX5T Index
Index sponsor                                 Deutsche Bank
Number of stocks                                         25
Stocks weighting                                      Equal
Rebalancing frequency                             Quarterly
Index Currency                                          EUR

The Deutsche Bank Global Yield Euro Total Return Index was launched on January
31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  30

Deutsche Bank Global Yield AP Total Return Index

                                                              REUTERS: .DBGYAPTR
                                                             BLOOMBERG: DBAPGYTR
Index Description

The Asia Pacific Dividend Strategy Index is intended to reflect the total return performance of the ten shares in the MSCI Japan Index, MSCI Hong Kong Index,
MSCI Singapore Index or MSCI Australia Index having a high Dividend Yield relative to other shares in those Indices. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable Selection
Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi- annual Dividends during the last 12 months.

Absolute Return

12 Months Volatility

Cumulative Excess Index vs MSCI Asia Pacific (TR) Index

Annual Returns

Monthly Performance

----------------------------------------------------------------------------------------------
       1998    1999    2000     2001    2002    2003    2004    2005     2006    2007   2008
----------------------------------------------------------------------------------------------
Jan    0.8%   -1.9%   -8.7%    -2.6%   -1.2%    0.5%    3.1%   -1.5%     3.8%    1.4%   -6.6%
Feb   10.0%   -2.6%   -5.2%     0.3%    3.6%    0.8%    1.7%    2.3%     3.4%    2.2%   -1.1%
Mar   -3.7%    9.7%   -1.8%    -9.6%    1.1%    0.4%    2.1%   -0.8%    -1.2%    1.5%    0.1%
Apr   -3.4%   14.2%    5.5%     3.4%    2.8%    2.9%   -2.2%    0.3%     5.3%    0.4%    6.9%
May   -7.4%   -7.5%   -1.5%     2.4%    4.7%    2.8%    0.7%    0.6%    -3.9%    1.6%    1.6%
Jun    1.9%    4.1%    7.7%     0.1%   -1.0%    0.0%    0.5%    1.2%    -2.6%   -2.1%   -5.4%
Jul    0.6%    2.0%   -2.4%    -1.0%   -2.7%   -0.3%   -0.2%    3.4%     1.5%    0.9%   -0.8%
Aug   -6.9%   -1.0%    0.3%    -2.0%    2.7%    2.1%    3.3%   -1.2%     6.9%   -1.4%   -3.3%
Sep    2.4%    0.7%   -0.8%    -9.5%   -1.5%    4.4%    1.4%    3.8%    -0.5%    6.6%   -6.2%
Oct   21.5%    1.3%    1.6%     4.3%    2.1%    2.1%    4.5%   -3.3%     4.2%    5.6%  -16.6%
Nov    4.2%    4.9%    2.2%     6.7%    1.2%    1.8%    5.0%    1.5%     4.2%   -2.1%  -10.6%
Dec    1.6%   -0.9%    2.5%     1.6%   -2.6%    4.8%    2.3%    1.1%     7.8%   -1.2%
----------------------------------------------------------------------------------------------
Year  20.0%   23.3%   -1.7%    -7.0%    9.2%   24.5%   24.1%    7.4%    32.1%   13.7%  -36.2%
----------------------------------------------------------------------------------------------

Historical Performance Through November 2008
                                                                                                            Annualised
                                                                                        ------------------------------------------------
                                               1 Month   3 Months   6 Months         YTD    1 year     3 years    5 years      10 years
Global Yield AP Total Return Index              -10.6%     -30.0%     -36.5%      -36.2%    -37.1%       -1.1%       6.0%          7.1%
MSCI Asia Pacific (TR) Index                     -3.7%     -33.5%     -44.2%      -46.4%    -47.8%       -8.6%       2.2%           N/A
Excess Return vs MSCI Asia Pacific (TR) Index    -7.0%       3.5%       7.7%       10.2%     10.8%        7.5%       3.8%           N/A

Performance Analysis January 1998 - November 2008
                                             Index          Bench1
Growth over period                          135.1%            5.6%
Compounded annual growth                      8.1%            0.7%
Volatility                                   17.8%           20.7%
Sharpe ratio (3.72%)                          0.25         -  0.15
Maximum drawdown                            -38.3%          -50.5%
Start of max drawdown period              Nov-2007        Nov-2007
End of max drawdown period                Nov-2008        Nov-2008
Average monthly growth                        0.8%            0.2%
Best monthly return                          21.5%            8.6%
Worst monthly return                        -16.6%          -19.7%
% of months with gains                       62.6%           55.8%
12 Month Correlation versus:
MSCI Asia Pacific (TR) Index                  0.91            1.00

Index Facts

Bloomberg ticker                                          DBAPGYTR
Reuters code                                             .DBGYAPTR
Benchmark 1                           MSCI Asia Pacific (TR) Index
Bloomberg ticker of Benchmark 1                     NDUEACAP Index
Index sponsor                                        Deutsche Bank
Number of stocks                                                10
Stocks weighting                                             Equal
Rebalancing frequency                                    Quarterly
Index Currency                                                 USD

The Deutsche Bank Global Yield AP Total Return Index was launched on January 31,
2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                 31

Deutsche Bank E-REV Europe Total Return Index

                                                              REUTERS: .DBEEERET
                                                             BLOOMBERG: DBEEERET
Index Description

The E-REV Europe Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the Dow Jones
Euro STOXX Large Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

12 Months Volatility

Cumulative Excess Index vs EuroSTOXX (TR) Index

Absolute Return

Monthly Performance

------------------------------------------------------------------------------------------------
         1998    1999    2000     2001    2002    2003    2004    2005     2006    2007    2008
------------------------------------------------------------------------------------------------
Jan      6.3%    3.2%   -5.7%    -0.5%   -5.1%   -4.3%    2.6%    1.9%     4.2%    1.9%  -13.0%
Feb     11.7%    0.0%    5.4%    -4.6%   -1.6%   -3.8%    1.0%    3.2%     4.5%   -1.3%   -3.3%
Mar     14.3%    2.5%    2.4%    -2.0%    3.9%   -4.3%   -2.9%   -1.6%     2.9%    3.9%   -4.8%
Apr      0.6%    2.1%    3.7%     7.9%   -3.7%   15.6%    0.3%   -3.2%     0.1%    6.3%    4.8%
May      6.1%   -0.4%   -2.3%     0.3%   -2.7%    0.5%   -1.3%    2.6%    -5.3%    3.7%    2.5%
Jun      3.1%    1.9%    2.0%    -1.9%   -6.2%    2.5%    2.6%    3.4%     0.6%    0.2%  -11.0%
Jul      1.3%    0.2%    4.7%    -2.7%  -12.1%    4.8%   -0.6%    4.7%     0.9%   -4.4%   -1.1%
Aug    -14.1%    4.5%    3.9%    -6.3%    2.3%    3.5%   -0.7%   -1.1%     4.9%   -2.1%   -0.9%
Sep     -8.8%    0.1%   -4.9%    -7.0%  -14.1%   -7.4%    2.4%    6.4%     3.4%    1.7%  -10.4%
Oct      6.1%    3.7%    4.6%     5.8%    7.1%    8.1%    0.3%   -3.2%     1.6%    2.7%   -8.8%
Nov      8.0%   11.6%   -2.9%     3.5%    3.0%    1.2%    3.0%    4.5%     0.0%   -5.9%   -9.6%
Dec      4.3%   13.9%    1.5%     3.6%  -10.0%    3.0%    1.8%    4.5%     4.6%   -0.3%
------------------------------------------------------------------------------------------------
Year    41.3%   51.4%   12.2%    -4.9%  -34.6%   18.9%    8.6%   23.6%    24.3%    5.8%  -44.4%
------------------------------------------------------------------------------------------------

Annual Returns

Historical Performance Through November 2008
                                                                                                         Annualised
                                                                                      ------------------------------------------------
                                                  1 Month  3 Months  6 Months      YTD     1 year    3 years    5 years      10 years
E-REV Europe Total Return Index                     -9.6%    -26.1%    -35.4%   -44.4%     -44.7%      -8.6%       0.2%          2.5%
EuroSTOXX 50 (TR) Index                             -5.8%    -27.3%    -35.0%   -42.8%     -42.8%      -8.4%       1.1%         -0.6%
Excess Return vs EuroSTOXX 50 (TR) Index            -3.8%      1.3%     -0.4%    -1.6%      -1.9%      -0.2%      -0.9%          3.1%

Performance Analysis January 1998 - November 2008

                                            Index          Bench1
Growth over period                          74.0%           21.3%
Compounded annual growth                     5.2%            1.8%
Volatility                                  21.8%           24.4%
Sharpe ratio (3.21%)                         0.09  -         0.06
Maximum drawdown                           -49.0%          -59.9%
Start of max drawdown period             Jul-2007        May-2000
End of max drawdown period               Nov-2008        Nov-2008
Average monthly growth                       0.6%            0.3%
Best monthly return                         15.6%           14.7%
Worst monthly return                       -14.1%          -18.6%
% of months with gains                      61.8%           58.0%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index                      0.85            1.00

Index Facts

Bloomberg ticker                                                  DBEEERET
Reuters code                                                     .DBEEERET
Benchmark 1                                        EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                                 SX5T Index
Index sponsor                                                Deutsche Bank
Number of stocks                                                        20
Stocks weighting                                                     Equal
Rebalancing frequency                                            Quarterly
Index Currency                                                         EUR

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25, 2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  32

Deutsche Bank E-REV Japan Total Return Index

                                                                REUTERS: .DBERJT
                                                             BLOOMBERG: DBAPERJT
Index Description

The E-REV Japan Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the TOPIX 100
Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

12 Months Volatility

Monthly Performance

 ------------------------------------------------------------------------------------------------
         1998     1999    2000    2001    2002    2003     2004    2005    2006     2007    2008
 ------------------------------------------------------------------------------------------------
 Jan     3.2%     0.5%   -6.3%    4.9%   -9.5%   -5.8%    -0.6%   -1.0%    4.6%     1.8%  -11.4%
 Feb    -2.9%    -0.1%   -1.3%  -10.0%    0.4%   -2.6%     3.1%    4.6%   -3.6%     2.1%   -1.2%
 Mar     1.0%    13.2%    7.6%    3.0%    2.3%   -3.2%     6.8%   -0.1%    6.9%     1.3%  -10.8%
 Apr    -2.0%     6.5%   -2.3%    5.9%    3.2%   -0.6%    -1.6%   -4.9%   -0.1%     0.3%   12.0%
 May     1.4%    -1.5%   -6.4%   -2.4%    2.8%    4.2%    -1.9%    3.2%   -9.1%     4.4%    4.3%
 Jun     1.8%     8.7%    6.3%    2.5%   -5.9%    5.6%     1.5%    2.0%    1.6%     3.5%   -3.1%
 Jul     4.2%     1.1%   -7.8%   -8.4%   -7.4%    3.1%    -5.5%    1.7%    0.0%    -1.9%   -2.8%
 Aug   -10.3%    -3.5%   -0.2%  -10.1%   -2.5%    1.7%    -1.3%    6.2%    4.4%    -6.2%   -4.3%
 Sep    -3.6%     4.8%   -5.7%   -2.9%   -1.5%   -3.9%    -2.4%   14.8%    1.6%     6.7%  -18.9%
 Oct    -0.7%     2.8%   -3.0%    2.9%   -5.5%    2.3%     0.1%    1.2%    2.0%    -0.9%  -22.3%
 Nov     7.1%     6.3%   -1.3%   -1.7%    6.7%   -2.1%     1.1%    7.2%   -0.6%   -10.2%   -6.3%
 Dec    -2.6%    15.9%   -6.8%    0.4%   -4.4%    4.2%     3.9%    6.4%    7.2%    -3.4%
 ------------------------------------------------------------------------------------------------
 Year   -4.7%    67.7%  -25.1%  -16.4%  -20.5%    2.0%     2.5%   48.1%   14.8%    -3.6%  -51.4%
 ------------------------------------------------------------------------------------------------

Absolute Return

Cumulative Excess Index vs TOPIX 100 (TR) Index

Annual Returns

Historical Performance Through November 2008
                                                                                              Annualised
                                                                                 ------------------------------------------
                                       1 Month  3 Months    6 Months       YTD     1 year     3 years    5 years   10 years
E-REV Japan Total Return Index           -6.3%    -40.9%      -46.8%    -51.4%     -53.2%      -17.0%      -3.2%      -3.8%
TOPIX 100 (TR) Index                     -6.8%    -36.5%      -43.9%    -45.4%     -47.3%      -17.5%      -3.6%      -3.6%
Excess Return vs TOPIX 100 (TR) Index     0.5%     -4.4%       -2.9%     -6.0%      -5.8%        0.5%       0.4%      -0.2%

Performance Analysis January 1998 - November 2008

                                             Index          Bench1
Growth over period                          -33.8%          -34.8%
Compounded annual growth                     -3.7%           -3.8%
Volatility                                   23.8%           24.2%
Sharpe ratio (0.22%)                        - 0.16          - 0.17
Maximum drawdown                            -59.0%          -61.0%
Start of max drawdown period              Jul-2007        Jan-2000
End of max drawdown period                Nov-2008        Nov-2008
Average monthly growth                       -0.1%           -0.2%
Best monthly return                          15.9%           14.9%
Worst monthly return                        -22.3%          -21.4%
% of months with gains                       50.4%           51.1%
12 Month Correlation versus:
TOPIX 100 (TR) Index                          0.97            1.00

Index Facts

Bloomberg ticker                                 DBAPERJT
Reuters code                                      .DBERJT
Benchmark 1                          TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1             TPXD100 Index
Index sponsor                               Deutsche Bank
Number of stocks                                       20
Stocks weighting                                    Equal
Rebalancing frequency                           Quarterly
Index Currency                                        JPY

The Deutsche Bank E-REV Japan Total Return Index was launched on April 25, 2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  33

Deutsche Bank SectorLeader Total Return Index

                                                                  REUTERS: .DSLE
                                                              BLOOMBERG: DBEESLE
Index Description

The Sectorleader Index is intended to reflect the total return performance of four market sector indices with a high Moving Average Momentum Ratio contained in the Dow Jones Euro STOXX market sector return indices as included in the sector classifications as published by STOXX Limited. The Moving Average
Momentum Ratio is the quotient of the arithmetic average of the Closing Levels of such Selection Pool Index for the twenty week days preceding and including such selection date and the arithmetic average of the closing levels of such
Selection Pool Index for the two hundred week days preceding and including such selection date. The four Selection Pool Indices with the highest Moving Average
Momentum Ratio are selected to become part of the Index.

Absolute Return

12 Months Volatility

Cumulative Excess Index vs DJ STOXX 600 (TR) Index

Monthly Performance

-----------------------------------------------------------------------------------------------
        1998    1999    2000     2001    2002    2003    2004    2005     2006    2007    2008
-----------------------------------------------------------------------------------------------
Jan     6.7%    3.6%   -2.8%    -5.6%   -2.2%   -4.2%    7.3%    1.8%     4.6%    3.7%  -10.2%
Feb     8.5%   -3.4%   15.8%    -2.1%    0.6%   -4.9%    0.1%    4.8%     4.0%   -0.1%   -2.4%
Mar     9.2%   -2.2%   -8.9%    -7.6%    1.0%   -3.8%   -2.4%    0.8%     3.2%    5.3%   -4.0%
Apr     2.7%    4.0%   -2.9%     7.4%   -6.0%   10.3%   -0.9%   -2.0%     0.5%    1.2%    5.4%
May     3.3%    0.6%   -6.7%     1.4%   -1.8%    4.0%   -0.5%    6.7%    -5.7%    4.6%    2.4%
Jun     2.3%    7.7%    2.3%    -5.5%   -9.6%    2.3%    1.9%    1.4%     3.1%    0.5%   -6.7%
Jul     5.1%    0.9%    2.0%    -0.8%  -12.6%    3.5%   -0.6%    4.6%     0.7%   -3.2%   -7.1%
Aug   -19.1%    2.9%    2.6%    -2.9%   -1.3%    1.9%   -0.4%    0.4%     3.1%   -1.2%   -1.0%
Sep   -13.0%   -2.8%    1.1%    -9.1%  -14.8%   -9.1%    2.6%    6.1%     5.4%    3.2%  -17.9%
Oct     8.5%    4.7%    1.0%     1.9%    4.6%    9.8%    1.5%   -6.4%     4.6%    1.9%  -19.6%
Nov     9.9%   10.4%   -1.7%     3.2%    0.2%    0.2%    1.7%    2.4%     0.5%   -7.5%   -3.2%
Dec     6.4%   18.5%    0.0%    -0.5%   -9.7%    2.5%    2.6%    4.1%     5.3%   -1.2%
-----------------------------------------------------------------------------------------------
Year   28.7%   52.3%   -0.3%   -19.5%  -42.3%   11.4%   13.3%   26.9%    32.9%    6.7%  -50.3%
-----------------------------------------------------------------------------------------------

Annual Returns

Historical Performance Through November 2008
                                                                                                    Annualised
                                                                                  -----------------------------------------------
                                           1 Month   3 Months    6 Months      YTD     1 year   3 years    5 years      10 years
SectorLeader Total Return Index              -3.2%     -36.1%      -45.2%   -50.3%     -51.0%     -9.8%       0.8%         -1.6%
DJ STOXX 600 (TR) Index                      -6.8%     -28.0%      -35.2%   -41.6%     -42.5%     -9.2%       1.1%         -0.4%
Excess Return vs DJ STOXX 600 (TR) Index      3.6%      -8.1%      -10.0%    -8.7%      -8.4%     -0.5%      -0.3%         -1.2%

Performance Analysis January 1998 - November 2008

                                       Index          Bench1
Growth over period                      2.5%           12.5%
Compounded annual growth                0.2%            1.1%
Volatility                             22.8%           20.7%
Sharpe ratio (3.21%)                  - 0.13          - 0.10
Maximum drawdown                      -63.9%          -53.1%
Start of max drawdown period        Mar-2000        Sep-2000
End of max drawdown period          May-2007        Oct-2006
Average monthly growth                  0.2%            0.2%
Best monthly return                    18.5%           11.0%
Worst monthly return                  -19.6%          -14.1%
% of months with gains                 59.5%           58.0%
12 Month Correlation versus:
DJ STOXX 600 (TR) Index                 0.91            1.00

Index Facts

Bloomberg ticker                                     DBEESLE
Reuters code                                           .DSLE
Benchmark 1                          DJ STOXX 600 (TR) Index
Bloomberg ticker of Benchmark 1                   SXXR Index
Index sponsor                                  Deutsche Bank
Stocks weighting                                  Market Cap
Rebalancing frequency                              Quarterly
Index Currency                                           EUR

The Deutsche Bank SectorLeader Total Return Index was launched on December 01,
2000 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  34

Deutsche Bank ChinaOpportunity Index Total Return Index USD

                                                                REUTERS: .DBCOUS
                                                              BLOOMBERG: DBAPCOU
Index Description

The China Opportunity USD Index is intended to reflect the total return performance of thirty ordinary shares selected from the Hang Seng China
Enterprise Index, the Hang Seng China-Affiliated Corporations Index, the
Shanghai B-Share Stock Price Index, the Shenzhen B-Share Stock Price Index and
the MSCI China Index in accordance with the following criteria: large market capitalisation, high market turnover, low price to book ratio, low price to earnings ratio and high dividend yield.

Absolute Return

12 Months Volatility

Cumulative Excess Index vs HANG SENG China (TR) Index (USD)

Monthly Performance

-----------------------------------------------------------------------------------------------
       1998    1999    2000     2001    2002    2003     2004   2005     2006     2007    2008
-----------------------------------------------------------------------------------------------
Jan  -30.7%  -18.2%    6.8%     1.6%    3.1%   11.0%     4.8%  -2.6%    28.6%     4.3%  -14.4%
Feb   45.1%    1.3%   -9.3%    14.3%    2.7%    1.7%     3.7%  10.9%    -0.9%     4.2%    4.8%
Mar   -3.7%   11.5%    5.9%    32.8%    2.2%   -1.5%    -5.2%  -6.3%     1.8%     4.9%  -16.1%
Apr  -12.5%   21.3%    3.0%    11.1%    0.8%   -0.3%   -12.2%  -2.1%     1.1%    16.7%    8.7%
May   -8.2%   14.1%    6.6%    21.3%    1.2%   11.4%     0.8%  -4.8%     7.0%    14.9%   -3.4%
Jun  -11.7%   54.3%   15.1%    -1.0%    2.6%    2.8%    -3.0%   2.1%    -1.0%     2.6%  -15.3%
Jul  -23.3%  -13.3%   14.0%   -17.3%   -2.6%    8.2%    -1.1%  -1.2%    -5.9%     8.2%    0.3%
Aug  -18.1%   -2.3%    3.9%   -11.2%   -3.0%    6.2%    -2.1%   1.2%     3.2%    -1.5%  -11.8%
Sep   34.4%   -6.1%  -11.3%    -6.8%   -4.9%    1.4%     7.1%   3.6%     5.3%    14.5%  -15.9%
Oct    8.7%   -8.8%   -2.9%    16.9%   -5.6%   14.3%    -8.5% -14.5%     2.8%     7.8%  -31.4%
Nov    1.6%   -2.8%    0.1%     2.5%    2.5%    2.9%     6.4%   3.0%     9.2%   -13.9%   12.6%
Dec   -9.8%    0.3%    8.7%    -3.9%    0.1%   11.4%    -1.8%   1.4%    12.9%    -1.1%
-----------------------------------------------------------------------------------------------
Year -42.3%   39.3%   44.1%    62.2%   -1.5%   93.5%   -12.3% -11.0%    80.0%    75.7%  -61.6%
-----------------------------------------------------------------------------------------------

Historical Performance Through November 2008
                                                                                                                Annualized
                                                                                              -----------------------------------------
                                                    1 Month   3 Months   6 Months       YTD    1 year     3 years   5 years   10 years
ChinaOpportunity Index Total Return Index USD        12.6%    -35.0%     -51.3%      -61.6%    -62.1%        7.2%      1.1%      18.2%
HANG SENG China (TR) Index (USD)                      9.0%    -37.8%     -47.3%      -55.0%    -57.9%       12.8%     13.5%      14.4%
Excess Return vs HANG SENG China (TR) Index (USD)     3.5%      2.8%      -4.0%       -6.5%     -4.1%       -5.5%    -12.4%       3.8%

Performance Analysis January 1998 - November 2008

                                            Index         Bench1
Growth over period                         239.9%          65.9%
Compounded annual growth                    11.9%          13.0%
Volatility                                  30.9%          37.4%
Sharpe ratio (3.72%)                         0.26           0.25
Maximum drawdown                           -70.9%         -66.4%
Start of max drawdown period             Nov-2007       Nov-2007
End of max drawdown period               Nov-2008       Nov-2008
Average monthly growth                       1.6%           1.8%
Best monthly return                         54.3%          21.0%
Worst monthly return                       -31.4%         -27.0%
% of months with gains                      58.8%          61.2%
12 Month Correlation versus:
HANG SENG China (TR) Index (USD)             0.76           1.00

Annual Returns

Index Facts

Bloomberg ticker                                              DBAPCOU
Reuters code                                                  .DBCOUS
Benchmark 1                          HANG SENG China (TR) Index (USD)
Bloomberg ticker of Benchmark 1                    HSI 21 Index (USD)
Index sponsor                                           Deutsche Bank
Number of stocks                                                   30
Stocks weighting                                                Equal
Rebalancing frequency                                       Quarterly
Index Currency                                                    USD

The Deutsche Bank ChinaOpportunity Index Total Return Index USD was launched on
July 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                              35

Deutsche Bank Islamic US EquityBuilder Total Return Index

                                                               BLOOMBERG: DBUSIU
                                                              REUTERS: .DBEIIUEP
Index Description

The Islamic US EquityBuilder Index Total Return intends to reflect the total return performance of 30 stocks with a high earnings estimate revision ratio selected from the Dow Jones Islamic United States Large Cap Index. The Estimate
Revision Ratio is defined as the quotient between (i) the number of Upward
Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

Absolute Return

12 Months Volatility

Cumulative Excess Index vs DJ Islamic Market US Index (TR)

Monthly Performance

------------------------------------------------------------------------------------------------
         1998    1999     2000    2001    2002    2003    2004    2005     2006    2007    2008
------------------------------------------------------------------------------------------------
Jan      4.2%    9.7%     1.2%    3.5%   -1.1%   -3.2%   -1.9%   -3.2%     1.6%    2.9%   -9.3%
Feb     11.4%   -7.6%    13.1%  -15.6%   -1.8%   -1.1%    1.3%    0.6%    -1.6%   -2.0%    4.5%
Mar      4.9%    6.6%    11.2%  -11.9%    2.3%    0.8%    0.7%   -1.5%     0.6%    2.1%   -0.6%
Apr      3.6%    1.2%    -0.3%   12.8%   -5.7%    9.0%    0.1%   -3.5%     0.4%    5.1%    2.5%
May     -2.1%    1.7%    -7.0%    0.9%    0.0%    6.7%    1.7%    3.5%    -4.2%    2.9%    2.8%
Jun      7.3%   16.7%    12.9%   -3.9%   -6.6%    1.8%    1.5%    2.4%    -0.4%   -0.9%   -2.0%
Jul      2.5%    0.9%    -0.9%    0.6%   -9.0%    1.1%   -3.2%    4.9%    -1.2%   -3.4%   -6.6%
Aug    -16.2%    4.3%    15.3%   -4.0%    2.2%    4.7%    1.0%    0.3%     0.7%    2.0%    0.7%
Sep      9.9%    0.6%    -6.8%   -7.1%  -10.7%   -2.6%    3.1%    3.4%     0.8%    6.5%  -12.8%
Oct     10.2%   11.5%    -4.5%    1.5%    8.0%    6.3%   -0.6%   -1.2%     5.0%    2.1%  -16.1%
Nov      9.0%    8.4%   -18.2%    1.2%   -0.4%    1.7%    4.2%    3.0%     1.7%   -4.3%   -9.6%
Dec     13.6%   13.0%     5.1%    0.2%   -1.5%    2.6%    2.1%    0.3%    -1.1%    1.2%
------------------------------------------------------------------------------------------------
Year    70.6%   87.5%    16.4%  -22.2%  -22.9%   30.9%   10.3%    9.0%     2.2%   14.5%  -39.5%
------------------------------------------------------------------------------------------------

Annual Returns

Historical Performance Through November 2008
                                                                                                                   Annualised
                                                                                                    --------------------------------------------
                                                         1 Month    3 Months    6 Months         YTD     1 year   3 years    5 years   10 years
Islamic US EquityBuilder Total Return Index                -9.6%      -33.9%      -39.1%      -39.5%     -38.9%    -10.8%      -2.7%       5.2%
DJ Islamic Market US Index (TR)                            -5.6%      -28.6%      -33.7%      -34.2%     -33.7%     -5.9%      -0.5%      -1.3%
DJ Islamic Mkt US Large Cap Index (TR)                     -4.6%      -25.8%      -30.9%      -32.2%     -31.8%     -5.2%      -0.6%        N/A
Excess Return vs DJ Islamic Market US Index (TR)           -4.0%       -5.2%       -5.3%       -5.4%      -5.2%     -4.9%      -2.1%       6.5%
Excess Return vs DJ Islamic Mkt US Large Cap Index (TR)    -5.0%       -8.1%       -8.2%       -7.3%      -7.1%     -5.6%      -2.1%        N/A

Performance Analysis January 1998 - November 2008

                                                             Index          Bench1          Bench2
Growth over period                                          148.8%           12.4%           13.1%
Compounded annual growth                                      8.7%            1.1%            2.2%
Volatility                                                   24.3%           21.7%           18.6%
Sharpe ratio (3.72%)                                          0.21          - 0.12          - 0.08
Maximum drawdown                                            -56.7%          -57.2%          -34.2%
Start of max drawdown period                              Sep-2000        Apr-2000        Nov-2007
End of max drawdown period                                Nov-2008        Nov-2008        Nov-2008
Average monthly growth                                        0.9%            0.2%            0.2%
Best monthly return                                          16.7%           10.4%            5.1%
Worst monthly return                                        -18.2%          -15.7%          -14.2%
% of months with gains                                       63.4%           52.7%           58.2%
12 Month Correlation versus:
DJ Islamic Market US Index (TR)                               0.96            1.00            1.00
DJ Islamic Mkt US Large Cap Index (TR)                        0.96            1.00            1.00

Index Facts

Bloomberg ticker                                                        DBUSIU
Reuters code                                                         .DBEIIUEP
Benchmark 1                                    DJ Islamic Market US Index (TR)
Bloomberg ticker of Benchmark 1                                     IMUS Index
Benchmark 2                             DJ Islamic Mkt US Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                                    IMUSL Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            30
Stocks weighting                                                         Equal
Rebalancing frequency                                                Quarterly
Index Currency                                                             USD

The Deutsche Bank Islamic US EquityBuilder Total Return Index was launched on
November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                              36

Deutsche Bank Islamic Europe EquityBuilder Total Return Index

                                                              REUTERS: .DBEIIEEP
                                                               BLOOMBERG: DBEEIE
Index Description

The Islamic Europe EquityBuilder Total Return Index intends to reflect the equal-weighted total return performance of 20 stocks with a high Estimate
Revision Ratio selected from the Dow Jones Islamic Europe Large Cap Index. The
Estimate Revision Ratio is defined as the quotient between (i) the number of
Upward Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

Absolute Return

12 Months Volatility

Cumulative Excess Index vs DJ Islamic Europe Index (TR)

Monthly Performance

----------------------------------------------------------------------------------------------
       1998    1999     2000    2001    2002    2003    2004    2005     2006    2007    2008
----------------------------------------------------------------------------------------------
Jan    9.5%   14.2%    -3.7%   -0.3%    1.4%   -5.6%    0.5%    1.1%     6.9%    2.3%   -9.9%
Feb   10.4%    5.9%    10.5%   -7.4%    0.3%   -2.9%    0.0%    5.0%     0.8%   -2.8%    2.0%
Mar   11.3%   -0.5%     2.9%   -0.3%    5.9%   -2.6%   -1.7%   -1.7%     5.7%    3.2%   -3.5%
Apr    1.2%    3.2%     0.0%    6.6%   -5.2%    6.9%    1.9%   -1.4%     2.0%    3.3%    8.0%
May    5.1%   -0.8%    -4.3%    2.4%   -4.6%    0.5%    0.2%    5.5%    -7.3%    2.3%    1.9%
Jun    0.4%    6.6%     2.8%   -0.4%   -6.1%    1.5%    1.7%    5.7%    -0.1%    1.0%   -5.4%
Jul   -1.0%    0.4%     4.2%   -2.0%  -10.7%    3.0%   -1.4%    2.1%    -0.3%   -1.9%   -5.7%
Aug  -10.8%    5.1%     7.0%   -0.6%    0.1%    1.9%   -1.9%    1.5%     1.5%   -0.4%   -2.1%
Sep   -3.0%    1.4%    -4.3%   -6.3%   -9.9%   -2.7%    2.9%    7.8%     0.1%    5.9%  -19.7%
Oct    3.5%    4.4%     2.5%    1.9%   10.2%    5.3%   -0.3%   -5.0%     2.3%    1.7%  -13.4%
Nov    7.9%   19.0%    -4.5%    1.4%    2.7%    1.6%    4.0%    2.3%     0.5%   -4.4%   -5.5%
Dec    6.5%   15.5%    -0.6%    3.8%   -5.3%    3.7%    0.7%    4.8%     5.3%    0.1%
----------------------------------------------------------------------------------------------
Year  46.5%  101.8%    11.9%   -2.0%  -21.0%   10.3%    6.6%   30.5%    18.1%   10.2%  -44.0%
----------------------------------------------------------------------------------------------

Annual Returns

Historical Performance Through November 2008
                                                                                                                      Annualised
                                                                                                     -------------------------------------------
                                                           1 Month   3 Months    6 Months         YTD     1 year    3 years   5 years  10 years
Islamic Europe EquityBuilder Total Return Index              -5.5%     -34.3%      -42.6%      -44.0%     -44.0%      -8.6%      1.0%      7.6%
DJ Islamic Europe Index (TR)                                 -5.4%     -36.9%      -45.6%      -46.3%     -47.2%      -6.9%      0.9%       N/A
DJ Islamic Mkt EUR Large Cap Index (TR)                      -4.9%     -25.0%      -31.1%      -36.5%     -36.9%      -8.6%     -0.1%       N/A
Excess Return vs DJ Islamic Europe Index (TR)                -0.1%       2.6%        3.0%        2.3%       3.2%      -1.7%      0.1%       N/A
Excess Return vs DJ Islamic Mkt EUR Large Cap Index (TR)     -0.6%      -9.3%      -11.5%       -7.5%      -7.2%       0.0%      1.1%       N/A

Performance Analysis January 1998 - November 2008

                                             Index          Bench1          Bench2
Growth over period                          187.0%          -15.2%            7.9%
Compounded annual growth                     10.1%           -1.8%            1.4%
Volatility                                   20.6%           21.7%           19.5%
Sharpe ratio (3.21%)                          0.34          - 0.23          - 0.10
Maximum drawdown                            -46.4%          -47.9%          -37.7%
Start of max drawdown period              Nov-2007        Nov-2007        Nov-2007
End of max drawdown period                Nov-2008        Nov-2008        Nov-2008
Average monthly growth                        1.0%            0.0%            0.2%
Best monthly return                          19.0%            9.6%            7.8%
Worst monthly return                        -19.7%          -18.9%          -13.1%
% of months with gains                       61.8%           51.4%           61.2%
12 Month Correlation versus:
DJ Islamic Europe Index (TR)                  0.93            1.00            0.94
DJ Islamic Mkt EUR Large Cap Index (TR)       0.94            0.94            1.00

Index Facts

Bloomberg ticker                                                      DBEEIE
Reuters code                                                       .DBEIIEEP
Benchmark 1                                     DJ Islamic Europe Index (TR)
Bloomberg ticker of Benchmark 1                                   IMEU Index
Benchmark 2                          DJ Islamic Mkt EUR Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                                 DJIEUL Index
Index sponsor                                                  Deutsche Bank
Number of stocks                                                          20
Stocks weighting                                                       Equal
Rebalancing frequency                                              Quarterly
Index Currency                                                           EUR

The Deutsche Bank Islamic Europe EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                              37

Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index

                                                              REUTERS: .DBEIIAEP
                                                             BLOOMBERG: DBAPIAEP
Index Description

The Islamic Asia Pacific EquityBuilder Index intends to reflect the total return performance of 20 stocks with a high Estimate Revision Ratio selected from the
Dow Jones Islamic Asia Pacific Large Cap Index. The Estimate Revision Ratio is
defined as the quotient between (i) the number of Upward Revisions per share on the reference selection date minus the number of Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date.

12 Months Volatility

Absolute Return

Cumulative Excess Index vs DJ Islamic Mkt ASIA/PAC Index

Monthly Performance

----------------------------------------------------------------------------------------------
       1998    1999     2000    2001    2002    2003    2004    2005     2006    2007    2008
----------------------------------------------------------------------------------------------
Jan    7.0%   -1.4%    -0.3%    4.3%   -4.8%   -1.1%    0.4%    1.4%     6.5%   -1.5%   -7.8%
Feb   -3.9%   -0.6%     1.6%  -11.1%    2.7%    1.4%    1.0%    4.8%    -3.7%    4.6%    9.1%
Mar   -2.0%   14.1%     5.0%   -4.5%    4.3%   -4.1%    3.2%   -4.0%     2.7%    1.9%   -7.2%
Apr    0.8%    5.8%    -7.1%    9.1%    4.4%    3.1%   -2.8%   -2.8%     5.8%    3.3%    4.5%
May   -3.6%   -2.2%    -1.4%    2.6%    1.8%    4.9%   -1.3%   -0.2%    -7.2%    0.2%    5.1%
Jun   -0.7%   16.8%     9.9%   -5.2%   -4.3%    5.2%    3.8%    5.7%    -1.8%    2.6%   -5.0%
Jul    1.6%   10.2%    -6.4%   -6.6%   -6.7%    5.5%   -1.7%    2.5%    -0.2%    5.2%   -4.3%
Aug   -7.3%    4.4%    12.4%   -2.6%   -0.9%   11.0%    0.2%    4.6%     1.5%   -1.0%   -7.3%
Sep    4.6%   10.9%    -8.5%   -6.2%   -9.8%    4.3%    2.7%    8.0%     0.3%   11.0%  -15.8%
Oct    9.2%   15.7%   -10.2%    4.0%   -4.0%    4.5%    5.1%   -3.6%     1.8%    7.5%  -28.0%
Nov    7.7%   14.2%     0.8%    2.5%    4.2%    1.7%    7.8%    2.6%     0.9%   -4.1%   -2.9%
Dec    6.8%   15.6%    -8.4%   -5.0%   -2.7%    5.0%    3.5%    5.7%     3.5%   -4.6%
----------------------------------------------------------------------------------------------
Year  20.2%  163.5%   -14.4%  -18.8%  -15.8%   49.1%   23.6%   26.6%     9.8%   26.6%  -49.1%
----------------------------------------------------------------------------------------------

Annual Returns

Historical Performance Through November 2008
                                                                                                                          Annualised
                                                                                                              -------------------------------------------
                                                               1 Month   3 Months    6 Months       YTD       1 year    3 years      5 years     10 years
Islamic Asia Pacific EquityBuilder Total Return Index            -2.9%     -41.1%       -50.4%    -49.1%       -51.6%      -9.3%         3.0%       10.5%
DJ Islamic Mkt ASIA/PAC Index (TR)                               -4.6%     -35.7%       -47.4%    -47.9%       -49.2%     -11.2%        -2.2%        1.7%
DJ Islamic Mkt ASIA/PAC Large Cap Index (TR)                     -5.0%     -34.9%       -46.6%    -46.9%       -48.2%     -10.2%        -1.9%         N/A
Excess Return vs DJ Islamic Mkt ASIA/PAC Index (TR)               1.7%      -5.4%        -3.0%     -1.2%        -2.3%       1.9%         5.2%        8.9%
Excess Return vs DJ Islamic Mkt ASIA/PAC Large Cap Index (TR)     2.2%      -6.2%        -3.8%     -2.2%        -3.4%       0.9%         4.9%         N/A

Performance Analysis January 1998 - November 2008

                                                  Index             Bench1           Bench2
Growth over period                               206.2%              21.7%            23.8%
Compounded annual growth                          10.8%               1.8%             3.9%
Volatility                                        23.6%              22.0%            21.4%
Sharpe ratio (3.72%)                               0.30             - 0.09            0.01
Maximum drawdown                                 -53.5%             -61.5%           -50.3%
Start of max drawdown period                   Nov-2007           Apr-2000         Nov-2007
End of max drawdown period                     Nov-2008           Nov-2008         Nov-2008
Average monthly growth                             1.1%               0.3%             0.4%
Best monthly return                               16.8%              17.5%             7.8%
Worst monthly return                             -28.0%             -19.5%           -19.2%
% of months with gains                            58.8%              54.2%            59.7%
12 Month Correlation versus:
DJ Islamic Mkt ASIA/PAC Index (TR)                 0.91               1.00             1.00
DJ Islamic Mkt ASIA/PAC Large Cap Index (T         0.91               1.00             1.00

Index Facts

 Bloomberg ticker                                                                      DBAPIAEP
 Reuters code                                                                         .DBEIIAEP
 Benchmark 1                                                 DJ Islamic Mkt ASIA/PAC Index (TR)
 Bloomberg ticker of Benchmark 1                                                    DJIAP Index
 Benchmark 2                                          Islamic Mkt ASIA/PAC Large Cap Index (TR)
 Bloomberg ticker of Benchmark 2                                                   DJIAPL Index
 Index sponsor                                                                    Deutsche Bank
 Number of stocks                                                                            20
 Stocks weighting                                                                         Equal
 Rebalancing frequency                                                                Quarterly
 Index Currency                                                                             USD

The Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index was
launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                              38

Deutsche Bank Islamic Global EquityBuilder Total Return Index

                                                              REUTERS: .DBEIIGEP
                                                             BLOOMBERG: DBGLIGEP
Index Description

The Islamic Global EquityBuilder Total Return Index intends to reflect the total return performance of a weighted combination of the Europe, US and Asia Pacific
Islamic EquityBuilder Indices.

Absolute Return

12 Months Volatility

Cumulative Excess Index vs DJ Islamic Mkt World Large Cap Index (TR)

Monthly Performance

-----------------------------------------------------------------------------------------------
        1998    1999     2000    2001    2002    2003    2004    2005     2006    2007    2008
-----------------------------------------------------------------------------------------------
Jan     5.7%    8.2%    -1.5%    1.9%   -2.0%   -3.1%   -1.0%   -2.3%     5.3%    1.5%   -8.9%
Feb     8.8%   -3.2%     9.6%  -12.4%   -0.2%   -1.0%    0.5%    3.4%    -1.8%   -0.7%    5.3%
Mar     5.5%    4.9%     7.2%   -8.0%    4.1%   -1.2%    0.0%   -2.7%     3.2%    2.7%   -1.3%
Apr     3.2%    2.0%    -2.8%   10.1%   -2.7%    8.7%   -0.6%   -2.9%     3.3%    5.0%    4.0%
May     0.2%   -0.2%    -4.7%    0.3%    0.0%    6.2%    0.4%    2.1%    -5.0%    1.8%    2.8%
Jun     3.4%   13.0%    10.2%   -3.0%   -4.3%    1.5%    2.8%    3.3%    -0.6%    0.4%   -3.2%
Jul     1.6%    3.5%    -1.3%   -0.3%   -9.4%    2.5%   -2.7%    3.7%    -0.8%   -1.0%   -6.2%
Aug   -12.5%    4.1%    10.6%   -1.4%    0.2%    3.3%    0.2%    1.9%     1.2%    0.5%   -3.4%
Sep     6.2%    2.9%    -6.5%   -6.6%   -9.3%    0.5%    3.7%    5.0%     0.1%    8.6%  -16.7%
Oct     8.1%    9.5%    -4.5%    1.6%    6.8%    6.2%    1.3%   -3.1%     3.8%    2.7%  -19.8%
Nov     7.6%   11.2%   -10.0%    1.3%    1.5%    2.3%    6.3%    2.2%     2.5%   -3.1%   -7.2%
Dec    10.5%   14.1%     3.6%    0.3%   -1.2%    5.3%    2.7%    2.7%     1.6%   -0.3%
-----------------------------------------------------------------------------------------------
Year   57.5%   94.4%     7.3%  -16.7%  -16.3%   34.9%   14.0%   13.4%    13.1%   19.1%  -45.0%
-----------------------------------------------------------------------------------------------

Annual Returns

Historical Performance Through November 2008
                                                                                                                  Annualised
                                                                                                   ----------------------------------------
                                                            1 Month  3 Months   6 Months      YTD    1 year    3 years   5 years   10 years
Islamic Global EquityBuilder Total Return Index               -7.2%    -38.0%     -45.6%   -45.0%    -45.2%      -8.7%      0.2%       7.6%
DJ Islamic Mkt World Large Cap Index (TR)                     -4.7%    -30.9%     -38.1%   -38.9%    -39.0%      -6.2%      0.0%        N/A
DJ Islamic Market Index (TR)                                  -5.3%    -33.2%     -40.8%   -40.8%    -40.9%      -7.1%     -0.3%      -0.8%
Excess Return vs DJ Islamic Mkt World Large Cap Index (TR)    -2.5%     -7.1%      -7.6%    -6.1%     -6.2%      -2.5%      0.2%        N/A
Excess Return vs DJ Islamic Market Index (TR)                 -1.9%     -4.8%      -4.8%    -4.2%     -4.3%      -1.5%      0.5%       8.3%

Performance Analysis January 1998 - November 2008
                                                Index          Bench1          Bench2
Growth over period                             196.2%           19.3%           13.6%
Compounded annual growth                        10.5%            3.2%            1.2%
Volatility                                      17.8%           16.0%           17.5%
Sharpe ratio (3.72%)                             0.38          - 0.03          - 0.14
Maximum drawdown                               -46.9%          -40.8%          -56.9%
Start of max drawdown period                 Nov-2007        Nov-2007        Apr-2000
End of max drawdown period                   Nov-2008        Nov-2008        Nov-2008
Average monthly growth                           1.0%            0.3%            0.2%
Best monthly return                             14.1%            6.1%           12.0%
Worst monthly return                           -19.8%          -16.0%          -18.2%
% of months with gains                          61.8%           68.7%           57.3%
12 Month Correlation versus:
DJ Islamic Mkt World Large Cap Index (TR)        0.96            1.00            0.99
DJ Islamic Market Index (TR)                     0.97            0.99            1.00

Index Facts

Bloomberg ticker                                                    DBGLIGEP
Reuters code                                                       .DBEIIGEP
Benchmark 1                        DJ Islamic Mkt World Large Cap Index (TR)
Bloomberg ticker of Benchmark 1                                 DJILRG Index
Benchmark 2                                     DJ Islamic Market Index (TR)
Bloomberg ticker of Benchmark 2                                   DJIM Index
Index sponsor                                                  Deutsche Bank
Number of stocks                                                          70
Stocks weighting                                                       Equal
Rebalancing frequency                                              Quarterly
Index Currency                                                           USD

The Deutsche Bank Islamic Global EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                              39

Appendix A - Bloomberg Codes

Index	Bloomberg:	Reuters:	Benchmark 1	Bloomberg:	Benchmark 2	Bloomberg:
CROCI US+	CROCI	.CROCI	S&P 500 (TR)	SPTR	S&P 500/Citigroup Value (TR)	SPTRSVX
CROCI US Plus II	DBUSCPII		S&P 500 (TR)	SPTR	S&P 500/Citigroup Value (TR)	SPTRSVX
CROCI Euro+	CRCEU	.CRCEU	EuroSTOXX 50 (TR)	SX5T	MSCI EMU (TR)	NDDUEMU (EUR)
CROCI Euro II	DBEECRII		EuroSTOXX 50 (TR)	SX5T	MSCI EMU (TR)	NDDUEMU (EUR)
CROCI Japan+	CRCJP	.CRCJP	TOPIX 100 (TR)	TPXD100	MSCI Japan (TR)	NDDUJN (JPY)
CROCI Japan II	DBAPCRII		TOPIX 100 (TR)	TPXD100	MSCI Japan (TR)	NDDUJN (JPY)
US Growth	DBUSUSG	.DBEIUSG	S&P 500/Citigroup Growth (TR)	SPTRSGX	S&P 500 (TR)	SPTR
US Value	DBUSUSV	.DBEIUSV	S&P 500/Citigroup Value (TR)	SPTRSVX	S&P 500 (TR)	SPTR
Euro Growth	DBEEEUGR	.DBEIEUGR	DJES LC Growth Euro (TR)	SLGT	DJES Large Euro (TR)	LCXT
Euro Value	DBEEEUVA	.DBEIEUVA	DJES LC Value Euro (TR)	SLVE	DJES Large Euro (TR)	LCXT
UK Growth	DBEEUKGT	.DBUKGT	FTSE 100 (TR)	TUKXG	MSCI UK Growth (TR)	NLDGUK
UK Value	DBEEUKVT	.DBUKVT	FTSE 100 (TR)	TUKXG	MSCI UK Value (TR)	NDLVUK
Japan Growth	DBAPJGT	.DBJGT	TOPIX 100 (TR)	TPXD100	MSCI Japan Growth (TR)	NAGLJN
Japan Value	DBAPJVT	.DBJVT	TOPIX 100 (TR)	TPXD100	MSCI Japan Value (TR)	NAVLJN
S&P X-Alpha TR	SPXADT	.SPXADT	MSCI World (TR)	NDDUWI	HFRX US Equity Market Neutral (TR)	HFRXEMN
S&P X-Alpha ER	SPXADE	.SPXADE	MSCI World (TR)	NDDUWI	HFRX US Equity Market Neutral (TR)	HFRXEMN
X-Alpha TR	DBGLXAT		MSCI World (TR)	NDDUWI	HFRX US Equity Market Neutral (TR)	HFRXEMN
X-Alpha ER	DBGLXAE		MSCI World (TR)	NDDUWI	HFRX US Equity Market Neutral (TR)	HFRXEMN
ImpAct Dollar Equity Volatility Index	DBVEUSDB	.DBVEUSDB	S&P 500 (TR)	SPTR	iBoxx USD Treasury (TR)	ITRROV
Liquid Alpha USD 5 TR	DBLAUT5J	.DBLAUT5J	MSCI World (TR)	NDDUWI	iBoxx USD Treasury (TR)	ITRROV
Liquid Alpha USD 5 ER	DBLAUE5J	.DBLAUE5J	MSCI World (TR)	NDDUWI	iBoxx USD Treasury (TR)	ITRROV
US ValueGrowth Select	DBUSUSVG	.DBUSVG	S&P 500 (TR)	SPTR		
ValueGrowth Select	DBEEVGS	.DBVGS	S&P 500 (TR)	SPTR		
Global Yield US TR	DBUSGYTR	.DBGYUSTR	S&P 500 (TR)	SPTR	DJ High Yield Select 10 (TR)	MUTR
Global Yield Euro TR	DBEEGYTR	.DBGYEUTR	EuroSTOXX 50 (TR)	SX5T		
Global Yield AP TR	DBAPGYTR	.DBGYAPTR	MSCI Asia Pacific (TR)	NDUEACAP		
E-REV Europe TR	DBEEERET	.DBEEERET	EuroSTOXX 50 (TR)	SX5T		
E-REV Japan TR	DBAPERJT	.DBERJT	TOPIX 100 (TR)	TPXD100		
SectorLeader TR	DBEESLE	.DSLE	DJ STOXX 600 (TR)	SXXR		
China Opportunity TR USD	DBAPCOU	.DBCOUS	HANG SENG China Ent (TR) (USD)	HSI 21 (USD)		
Islamic US EquityBuilder	DBUSIU	.DBEIIUEP	DJ Islamic Mkt US LCAP (TR)	IMUSL	DJ Islamic Market US (TR)	IMUS
Islamic Europe EquityBuilder	DBEEIE	.DBEIIEEP	DJ Islamic Mkt EUR LCAP (TR)	DJIEUL	DJ Islamic Europe (TR)	IMEU
Islamic Asia Pacific EquityBuilder	DBAPIAEP	.DBEIIAEP	DJ Islamic Mkt ASIA/PAC (TR)	DJIAP	DJ Islamic Market APAC LCAP (TR)	DJIAPL
Islamic Global EquityBuilder	DBGLIGEP	.DBEIIGEP	DJ Islamic Mkt World LCAP (TR)	DJILRG	DJ Islamic Market (TR)	DJIM

Source: Bloomberg or Deutsche Bank AG/London

40

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representative. In addition to this GME Indices Review, the CROCI Indices
Review, X-Alpha Monthly Reports and Liquid Alpha Monthly Reports are available
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Source: Bloomberg or Deutsche Bank AG/London
                                                                              41